Exhibit 10.1

UBS Bank USA Variable Credit Line Account Number: (if applicable)

[***]	[***]	[***]

Fixed Credit Line Account Number: (if applicable)

[***]	[***]	[***]

SS#/TIN Internal Use Only

Credit Line Agreement

Borrower Agreement

BY SIGNING BELOW, THE BORROWER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT:

A

THE BORROWER HAS RECEIVED AND READ A COPY OF THIS BORROWER AGREEMENT, THE ATTACHED CREDIT LINE ACCOUNT APPLICATION AND AGREEMENT (INCLUDING THE CREDIT LINE AGREEMENT FOLLOWING THIS BORROWER AGREEMENT) AND THE LOAN DISCLOSURE STATEMENT EXPLAINING THE RISK FACTORS THAT THE BORROWER SHOULD CONSIDER BEFORE OBTAINING A LOAN SECURED BY THE BORROWER’S SECURITIES ACCOUNT. THE BORROWER AGREES TO BE BOUND BY THE TERMS AND CONDITIONS CONTAINED IN THIS BORROWER AGREEMENT AND ALSO AGREES TO BE BOUND BY THE TERMS AND CONDITIONS CONTAINED IN THE CREDIT LINE ACCOUNT APPLICATION AND AGREEMENT (INCLUDING THE CREDIT LINE AGREEMENT FOLLOWING THIS BORROWER AGREEMENT) (WHICH TERMS AND CONDITIONS ARE INCORPORATED HEREIN BY REFERENCE) AND ANY AND ALL OTHER DOCUMENTS AND AGREEMENTS ENTERED INTO BY THE BORROWER IN CONNECTION WITH THIS BORROWER AGREEMENT OR THE CREDIT LINE AGREEMENT. CAPITALIZED TERMS USED IN THIS BORROWER AGREEMENT HAVE THE MEANINGS SET FORTH IN THE CREDIT LINE AGREEMENT.

B

THE BORROWER UNDERSTANDS AND AGREES THAT UBS BANK USA MAY DEMAND FULL OR PARTIAL PAYMENT OF THE OBLIGATIONS, AT ITS SOLE OPTION AND WITHOUT CAUSE, AT ANY TIME, AND THAT ADVANCES ARE NOT EXTENDED FOR ANY SPECIFIC TERM OR DURATION, NOTWITHSTANDING THE DURATION OF ANY INTEREST PERIOD OR REPAYMENT PERIOD, IF APPLICABLE, SELECTED. THE BORROWER UNDERSTANDS AND AGREES THAT ALL ADVANCES ARE SUBJECT TO COLLATERAL MAINTENANCE REQUIREMENTS (COMMONLY KNOWN AS MARGIN REQUIREMENTS). THE BORROWER UNDERSTANDS THAT UBS BANK USA MAY, AT ANY TIME, IN ITS SOLE AND ABSOLUTE DISCRETION, TERMINATE AND CANCEL THE CREDIT LINE WHETHER OR NOT AN EVENT HAS OCCURRED.

C

UNLESS DISCLOSED IN WRITING TO UBS BANK USA AT THE TIME OF THE APPLICATION, APPROVED BY UBS BANK USA AND SPECIFIED IN A FEDERAL RESERVE FORM U-1, THE BORROWER AGREES NOT TO USE THE PROCEEDS OF ANY ADVANCE EITHER TO PURCHASE, CARRY OR TRADE IN SECURITIES OR TO REPAY ANY DEBT (I) USED TO PURCHASE, CARRY OR TRADE IN SECURITIES OR (II) TO ANY AFFILIATE OF UBS BANK USA. THE BORROWER WILL BE DEEMED TO REPEAT THIS AGREEMENT EACH TIME THE BORROWER REQUESTS AN ADVANCE.

D

THE BORROWER UNDERSTANDS THAT BORROWING USING SECURITIES AS COLLATERAL (I.E., BORROWING ON MARGIN) ENTAILS RISKS. SHOULD THE VALUE OF THE SECURITIES IN THE COLLATERAL ACCOUNT DECLINE BELOW THE REQUIRED COLLATERAL MAINTENANCE REQUIREMENTS (COMMONLY KNOWN AS MARGIN REQUIREMENTS), UBS BANK USA MAY REQUIRE THAT THE BORROWER POST ADDITIONAL COLLATERAL, REPAY PART OR ALL OF THE BORROWER’S LOAN AND/OR SELL THE BORROWER’S SECURITIES. ANY REQUIRED LIQUIDATIONS MAY INTERRUPT THE BORROWER’S LONG-TERM INVESTMENT STRATEGIES AND MAY RESULT IN ADVERSE TAX CONSEQUENCES (OR OTHER MONETARY AND LEGAL LIABILITY IF THE BORROWER IS AN AFFILIATE OF THE ISSUER OF ANY SUCH SECURITIES).

E

Neither UBS Bank USA nor UBS Financial Services Inc., nor any employee or agent of either, provides legal, reporting or tax advice regarding any jurisdiction, and nothing herein shall be construed as providing any such legal, reporting or tax advice. The Borrower acknowledges that the Borrower has sought and obtained legal, reporting and tax advice from its own legal and tax advisors, to the extent that the Borrower deems necessary or appropriate.

F

Upon execution of this Credit Line Account Application and Agreement, the Borrower declares that all of the information requested in the Application and supplied by the Borrower is true and accurate and further agrees to promptly notify UBS Bank USA in writing of any material changes to any or all of the information contained in the Application including information relating to the Borrower’s financial situation.

G

Subject to any applicable financial privacy laws and regulations, data regarding the Borrower and the Borrower’s securities accounts may be shared with UBS Bank USA affiliates. Subject to any applicable financial privacy laws and regulations, the Borrower requests that UBS Bank USA share such personal financial data with non-affiliates of UBS Bank USA as is necessary or advisable to effect, administer or enforce, or to service, process or maintain, all transactions and accounts contemplated by this Agreement.

H	The Borrower authorizes UBS Bank USA and UBS Financial Services Inc. to obtain a credit report or other credit references concerning the Borrower

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UBS Bank USA Variable Credit Line Account Number: (if applicable)

[***]	[***]	[***]

Fixed Credit Line Account Number: (if applicable)

[***]	[***]	[***]

SS#/TIN Internal Use Only

Credit Line Agreement

(including making verbal or written inquiries concerning credit history) or to otherwise verify or update credit information given to UBS Bank USA at any time. The Borrower authorizes the release of this credit report or other credit information to UBS Bank USA affiliates as UBS Bank USA deems necessary or advisable in order to effect, administer or enforce, or to service, process or maintain, all transactions and accounts contemplated by this Agreement, and for the purpose of offering additional products, from time to time, to the Borrower. The Borrower authorizes UBS Bank USA to exchange Borrower information with any party UBS Bank USA reasonably believes is conducting a legitimate credit inquiry in accordance with the Fair Credit Reporting Act. UBS Bank USA may also share credit or other transactional experience with the Borrower’s designated financial advisor or other parties designated by the Borrower.

I

UBS Bank USA is subject to examination by various federal, state and self-regulatory organizations and the books and records maintained by UBS Bank USA are subject to inspection and subpoena by these regulators and by federal, state, and local law enforcement officials. The Borrower also acknowledges that such regulators and officials may, pursuant to treaty or other arrangements, in turn disclose such information to the officials or regulators of other countries, and that U.S. courts may be required to compel UBS Bank USA to disclose such information to the officials or regulators of other countries. The Borrower agrees that UBS Bank USA may disclose to such regulators and officials information about the Borrower and transactions in the credit line account or other accounts at UBS Bank USA without notice to the Borrower. In addition, UBS Bank USA may in the context of a private dispute be required by subpoena or other judicial process to disclose information or produce documentation related to the Borrower, the credit line account or other accounts at UBS Bank USA. The Borrower acknowledges and agrees that UBS Bank USA reserves the right, in its sole discretion, to respond to subpoenas and judicial process as it deems appropriate.

J

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When the Borrower opens an account with UBS Bank USA, UBS Bank USA will ask for the Borrower’s name, address, and other information that will allow UBS Bank USA to identify the Borrower. UBS Bank USA may also ask to see other identifying documents. UBS Financial Services Inc. and UBS Bank USA are firmly committed to compliance with all applicable laws, rules and regulations, including those related to combating money laundering. The Borrower understands and agrees that the Borrower must take all necessary steps to comply with the anti-money laundering laws, rules and regulations of the Borrower’s country of origin and country of residence, in view of the nature of the Borrower’s transactions under the Credit Line Account Application and Agreement.

K

UBS Bank USA and its affiliates will act as creditors and, accordingly, their interests may be inconsistent with, and potentially adverse to, the Borrower’s interests. As a bank and consistent with normal lending practice, UBS Bank USA may take any steps necessary to perfect its interest in the Credit Line, issue a collateral maintenance call (i.e., a margin call) for additional collateral or force the sale of the Borrower’s assets. None of UBS Bank USA or UBS Financial Services Inc. or any of their affiliates will act as Borrower’s investment advisor with respect to any such liquidation. In fact UBS Bank USA will act as a creditor and UBS Financial Services Inc. and any other Securities Intermediary will act as a securities intermediary and will act on instructions from UBS Bank USA, which instructions may be inconsistent with, and potentially adverse to, the Borrower’s interests.

L

The Borrower understands that, if the Collateral Account is a managed account with UBS Financial Services Inc., (i) in addition to any fees payable to UBS Financial Services Inc. in connection with the Borrower’s managed account, interest will be payable to the Bank on any amount advanced to the Borrower in connection with the Credit Line Account, and (ii) the performance of the managed account might not exceed the managed account fees and the interest expense payable to the Bank, in which case the Borrower’s overall rate of return will be less than the costs associated with the managed account.

M

UBS Bank USA may provide copies of any credit line account statements to UBS Financial Services Inc. and to any Guarantor. The Borrower acknowledges and agrees that UBS Bank USA may share any and all information regarding the Borrower and the Borrower’s accounts at UBS Bank USA with UBS Financial Services Inc. UBS Financial Services Inc. and any other Securities Intermediary may provide copies of all statements and confirmations concerning each Collateral Account to UBS Bank USA at such times and in such manner as UBS Bank USA may request and may share with UBS Bank USA any and all information regarding the Borrower and the Borrower’s accounts with UBS Financial Services Inc.

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UBS Bank USA Variable Credit Line Account Number: (if applicable)

[***]	[***]	[***]

Fixed Credit Line Account Number: (if applicable)

[***]	[***]	[***]

SS#/TIN Internal Use Only

Credit Line Agreement

N	PREPAYMENT OF FIXED RATE ADVANCES WILL BE SUBJECT TO AN ADMINISTRATIVE FEE AND MAY RESULT IN A PREPAYMENT FEE.
O	I/we hereby certify, to the best of my/our knowledge, that the information provided about the control person(s) and beneficial owner(s) above is complete and correct.

IN WITNESS WHEREOF, the undersigned (Borrower) has signed this Agreement, or has caused this Agreement to be signed in its name by its duly authorized representatives, as of the date indicated below.

DATE: 10/25/23

Name of Borrower: Ouster, Inc.

By: /s/ Megan MeYoung Chung	Title: Other
(Signature of Authorized Signatory of Borrower)* Megan MeYoung Chung	(Title of Authorized Signatory of Borrower)

By: /s/ Angus Charles Pacala	Title: Chief Executive Officer/CEO
(Signature of Authorized Signatory of Borrower)* Angus Charles Pacala	(Title of Authorized Signatory of Borrower)

By: /s/ Mark Bowers Weinswig	Title: Chief Financial Officer/CFO
(Signature of Authorized Signatory of Borrower)* Mark Bowers Weinswig	(Title of Authorized Signatory of Borrower)

The authorized signatory of the Borrower must be one of the Authorized Persons designated on the applicable UBS Bank USA supplemental form executed by the Borrower (e.g., the Supplemental Corporate Resolution Form (HP Form)).

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Credit Line Agreement

Credit Line Agreement - Demand Facility

THIS CREDIT LINE AGREEMENT (as it may be amended, supplemented or otherwise modified from time to time, this “Agreement”) is made by and between the party or parties signing as the Borrower on the Application to which this Agreement is attached (together and individually, the “Borrower”) and UBS Bank USA (the “Bank”) and, together with the Application, establishes the terms and conditions that will govern the uncommitted demand loan facility made available to the Borrower by the Bank and any letter of credit (each, a “Letter of Credit”) which may be issued by the Bank in its sole and absolute discretion at the request of the Borrower, whether or not the Borrower is identified therein as the account party. This Agreement becomes effective upon the earlier of (i) the date of notice from the Bank (which notice may be oral or written) to the Borrower that the Credit Line (as defined below) has been approved, and (ii) the date of the Bank making an initial Advance to the Borrower.

1)	Definitions

–	“Advance” means any Fixed Rate Advance or Variable Rate Advance made by the Bank pursuant to this Agreement.

–

“Advance Advice” means a written or electronic notice by the Bank, sent to the Borrower, the Borrower’s financial advisor associated with UBS Financial Services Inc. or any other party designated by the Borrower to receive the notice, confirming that a requested Advance will be a Fixed Rate Advance and specifying (i) with respect to a Fixed Rate Advance, that is an Interest Only Advance, the amount, fixed rate of interest and Interest Period for such Advance and (ii) with respect to a Fixed Rate Advance that is a Combined Interest and Principal Advance, the amount, fixed rate of interest, Interest Period, and Repayment Period for such Advance.

–	“Application” means the Credit Line Account Application and Agreement the Borrower has completed and submitted to the Bank and into which this Agreement is incorporated by reference.

–

“Approved Amount” means the (i) the maximum aggregate principal amount of Advances that is permitted to be outstanding under the Credit Line at any time, as specified in writing by the Bank from time to time, less (ii) the aggregate face amount of all Letters of Credit.

–	“Breakage Costs” and “Breakage Fee” have the meanings specified in Section 6(b).

–

“Business Day” means a day on which both of the Bank and UBS Financial Services Inc. are open for business. For notices and determinations of SOFR, a Business Day may not be any day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading U.S. government securities.

–

“CME Term Rate” means, as of any date of determination, the forward-looking term rate based on SOFR as reported by CME Group Benchmark Administration Limited as the administrator thereof, or by any other administrator selected or recommended by the Relevant Governmental Body, or such other forward-looking term rate based on SOFR for such tenor, or any other applicable tenor, that has been selected or recommended by the Relevant Governmental Body. Notwithstanding anything to the contrary, if at any time CME Term Rate is less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

–	“Collateral” has the meaning specified in Section 9(a).

–

“Collateral Account” means, individually and collectively, each account of the Borrower or Pledgor at UBS Financial Services Inc., and any other Securities Intermediary, as applicable, that is either identified as a Collateral Account on the Application to which this Agreement is attached or subsequently identified as a Collateral Account by the Borrower or Pledgor, either directly or indirectly through the Borrower’s or Pledgor’s financial advisor, together with all successors to those identified accounts, irrespective of whether any successor account bears a different name or account number.

–

“Combined Interest and Principal Advance” means any Fixed Rate Advance that is subject to a fixed rate of interest and that is payable in equal monthly principal payments, plus accrued interest over a specified Repayment Period.

–

“Credit Line Account” means each fixed rate account and each variable rate account of the Borrower that is established by the Bank in connection with this Agreement and either identified on the Application or subsequently identified as a Credit Line Account by the Bank by notice to the Borrower, together with all successors to those identified accounts, irrespective of whether any successor account bears a different name or account number.

–

“Credit Line Obligations” means, at any time of determination, the aggregate of the outstanding principal amounts of all Advances, together with all accrued but unpaid interest on the outstanding principal amounts, any and all fees or other charges payable in connection with the Advances and any costs of collection (including reasonable attorneys’ fees) and other amounts payable by the Borrower under this Agreement,

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Credit Line Agreement

and any and all other present or future obligations of the Borrower and the other respective Loan Parties under this Agreement and the related agreements, whether absolute or contingent, whether or not due or mature and interest accruing at the rate provided in this Agreement on or after the commencement of any bankruptcy or insolvency proceedings, whether or not allowed or allowable.

–	“Event” means any of the events listed in Section 11.

–	“Fixed Rate Advance” means any advance made under the Credit Line that accrues interest at a fixed rate.

–	“Guarantor” means any party who guaranties the payment and performance of the Obligations.

–	“Guaranty Agreement” means an agreement pursuant to which a Guarantor agrees to guaranty payment of the Obligations.

–

“Interest Only Advance” means any Fixed Rate Advance that is subject to a fixed rate of interest, but that does not have any regularly scheduled required payment of principal until the principal amount of such Advance is due and payable pursuant to the terms of this Agreement.

–

“Interest Period” means, for a Fixed Rate Advance, the number of days, weeks or months requested by the Borrower and agreed to in the Bank’s sole discretion and confirmed in the Advance Advice relating to the Fixed Rate Advance, commencing on the date of (i) the extension of the Fixed Rate Advance or (ii) any renewal of the Fixed Rate Advance and, in each case, ending on the last day of the period.

If the last day is not a Business Day, then the Interest Period will end on the immediately succeeding Business Day. If the last Business Day would fall in the next calendar month, the Interest Period will end on the immediately preceding Business Day. Each monthly or longer Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) will end on the last Business Day of the appropriate calendar month.

–	“Joint Borrower” has the meaning specified in Section 7(a).

–	“Letter of Credit” is defined in the first paragraph hereof.

–	“Letter of Credit Obligations” means any and all indebtedness, obligations and liabilities of any kind, now or hereafter existing, of the Borrower to the Bank (including, without limitation, any and all reimbursement obligations, letter of credit fees and other fees and costs owing from the Borrower to the Bank), whether absolute or contingent and however arising or acquired by the Bank, in respect of the obligation of the Borrower to reimburse the Bank for any drawing under any Letter of Credit.

–	“Loan Documents” has the meaning specified in Section 12(h).

–	“Loan Party” means each Borrower, Guarantor and Pledgor, each in their respective capacities under this Agreement or any related agreement.

–	“Obligations” means, collectively, all Credit Line Obligations and all Letter of Credit Obligations.

–

“Person” means any natural person, company, corporation, firm, partnership, joint venture, limited liability company or limited liability partnership, association, organization or any other legal entity.

–

“Pledgor” means each Person who pledges to the Bank any Collateral to secure the Obligations (or to secure the obligations of any Guarantor with respect to the guaranty of the Obligations). Pledgors will include (i) each Borrower who pledges Collateral to secure the Obligations, (ii) each Guarantor who has pledged collateral to secure the Obligations or its obligations under a Guaranty Agreement, (iii) any spouse of a Borrower who executes a spouse’s pledge and consent agreement with respect to any jointly held Collateral, (iv) any other joint holder of collateral who executes a joint account holder pledge and consent agreement with respect to such jointly held Collateral, and (v) any other Person who executes a pledge agreement with respect to the Obligations.

–

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

–

“Repayment Period” means for any Fixed Rate Advance that is a Combined Interest and Principal Advance, the number of months requested by the Borrower and confirmed in the Advance Advice relating to the repayment of such Advance, commencing on the date of the extension of such Advance and ending on the last day of the requested period. If the last day is not a Business Day, then the Repayment Period will end on the immediately succeeding Business Day.

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Credit Line Agreement

–	“Sanctions” has the meaning specified in Section 12(n).

–	“Securities Intermediary” has the meaning specified in Section 10.

–

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) based upon the prior Business Day’s activity. If (i) the rate ceases to be regularly published on the SOFR Administrator’s Website or otherwise provided by the SOFR Administrator to the general public; (ii) the SOFR Administrator issues a public statement indicating that the rate is no longer reliable or representative; (iii) the Bank determines, in its sole and absolute discretion, the rate is no longer reliable or representative; or (iv) it is unlawful for the Bank to provide the rate under any applicable federal or state law, or applicable federal or state regulation, a replacement index and adjustment, if applicable, may be designated by the Bank in its sole and absolute discretion. For any day that is not a Business Day, SOFR will be the SOFR rate in effect on the immediately preceding Business Day prior to that day. Notwithstanding anything to the contrary, if at any time SOFR is less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

–	“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

–

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

–

“SOFR Average” means, as of any date of determination, the compounded 30-day average of SOFR published by the SOFR Administrator. If (i) the rate ceases to be regularly published on the SOFR Administrator’s Website or otherwise provided by the SOFR Administrator to the general public; (ii) the SOFR Administrator issues a public statement indicating that the rate is no longer reliable or representative; (iii) the Bank determines, in its sole and absolute discretion, the rate is no longer reliable or representative; or (iv) it is unlawful for the Bank to provide the rate under any applicable federal or state law, or applicable federal or state regulation, a replacement index and adjustment, if applicable, may be designated by the Bank in its sole and absolute discretion. For any day that is not a Business Day, SOFR Average will be SOFR Average in effect on the immediately preceding Business Day prior to that day. Notwithstanding anything to the contrary, if at any time SOFR Average is less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

–

“UBS Bank USA Fixed Funding Rate” means, as of any date of determination, (i) for Fixed Rate Advances of up to and including six (6) months, the sum of (A) the CME Term Rate plus (B) the liquidity premium quoted in the following table and (ii) for Fixed Rate Advances of greater than six (6) months, (A) the U.S. Treasury Rate on the date of the advance that corresponds to the duration of the contract plus (B) the liquidity premium quoted in the following table:

Duration of Fixed Rate Advance	Liquidity Premium

One (1) month or less	Fifteen (15) basis points (0.15%)

Greater than one (1) month and less than or equal to three (3) months	Twenty-Five (25) basis points (0.25%)

Greater than three (3) months and less than or equal to six (6) months	Thirty (30) basis points (0.30%)

Greater than six (6) months and less than or equal to five (5) years	Fifty (50) basis points (0.50%)

Greater than five (5) year and less than or equal to seven (7) years	Sixty (60) basis points (0.60%)

Greater than seven (7) years and less than or equal to ten (10) years	Seventy (70) basis points (0.70%)

–	“UBS Financial Services Inc.” means UBS Financial Services Inc. and its successors and assigns.

–	“UBS Variable Rate” means, as of any date of determination, SOFR Average plus eleven basis points (0.110%).

–	“Variable Rate Advance” means any advance made under the Credit Line that accrues interest at a variable rate.

–

“U.S. Treasury Rate” means, as of any date of determination, the U.S. Treasury Yield Curve Rate, published by the U.S. Department of the Treasury on the U.S. Department of the Treasury’s website for the immediately preceding Business Day. For any day that is not a Business Day, the U.S. Treasury Rate will be the applicable rate in effect on the immediately preceding Business Day prior to that day. If (i) the rate is not available for any reason, (ii) the Bank determines, in its sole and absolute discretion, the rate is no

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Credit Line Agreement

longer reliable or representative; (iii) the Bank makes the determination to incorporate or adopt a new interest rate to replace the U.S. Treasury Yield Curve Rate in credit agreements; or (iv) it is unlawful for the Bank to provide the rate under any applicable federal or state law, or applicable federal or state regulation, the Bank may replace the U.S. Treasury Rate with an alternate rate and adjustment, if applicable, in its sole and absolute discretion. Notwithstanding anything to the contrary, if at any time the U.S. Treasury Rate is less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

2)	Establishment of Credit Line; Termination

a)

Upon the effectiveness of this Agreement, the Bank establishes an UNCOMMITTED, DEMAND revolving line of credit (the “Credit Line”) in an amount up to the Approved Amount. The Bank will, subject to the terms of this Agreement, from time to time upon request of the Borrower, authorize and make one or more Advances to the Borrower. Variable Rate Advances and Fixed Rate Advances will constitute extensions of credit pursuant to a single Credit Line. The Approved Amount will be determined, and may be adjusted from time to time, by the Bank in its sole and absolute discretion.

b)

THE BORROWER AND EACH OTHER LOAN PARTY UNDERSTANDS AND AGREES THAT THE BANK MAY DEMAND FULL OR PARTIAL PAYMENT OF THE OBLIGATIONS, AT ITS SOLE AND ABSOLUTE DISCRETION AND WITHOUT CAUSE, AT ANY TIME, AND THAT ADVANCES ARE NOT EXTENDED FOR ANY SPECIFIC TERM OR DURATION, NOTWITHSTANDING THE SELECTION OF AN INTEREST PERIOD OR REPAYMENT PERIOD, IF APPLICABLE, OF ANY SPECIFIC DURATION.

c)

UNLESS DISCLOSED IN WRITING TO THE BANK AT THE TIME OF THE APPLICATION, APPROVED BY THE BANK AND SPECIFIED IN A FEDERAL RESERVE FORM U-1, THE BORROWER AGREES NOT TO USE THE PROCEEDS OF ANY ADVANCE EITHER TO PURCHASE, CARRY OR TRADE IN SECURITIES OR TO REPAY ANY DEBT (I) USED TO PURCHASE, CARRY OR TRADE IN SECURITIES OR (II) TO ANY AFFILIATE OF THE BANK. THE BORROWER WILL BE DEEMED TO REPEAT THE AGREEMENT IN THIS SECTION 2(c) EACH TIME IT REQUESTS AN ADVANCE.

d)

Prior to the first Advance under the Credit Line, the Borrower must sign and deliver to the Bank a Federal Reserve Form U-1 and all other documentation the Bank may require. The Borrower acknowledges that neither the Bank nor any of its affiliates has advised the Borrower in any manner regarding the purposes for which the Credit Line will be used.

e)

The Borrower consents and agrees that, in connection with establishing the Credit Line Account or approving any Advances to the Borrower, or for any other purpose associated with the Credit Line, the Bank may obtain a consumer or other credit report from a credit reporting agency relating to the Borrower’s credit history. Upon request by the Borrower, the Bank will inform the Borrower: (i) whether or not a consumer or other credit report was requested; and (ii) if so, the name and address of the consumer or other credit reporting agency that furnished the report. The Borrower and each other Loan Party shall promptly provide all documents, financial or other information as the Bank may request.

f)

Following each month in which there is activity in the Borrower’s Credit Line Account in amounts greater than $1, and whenever required by applicable law, the Borrower will receive an account statement showing the new balance, the amount of any new Advances, year to date interest charges, payments and other charges and credits that have been registered or posted to the Credit Line Account.

g)

Each of the Loan Parties understands and agrees that the Bank may, at any time, and in its sole and absolute discretion, terminate and cancel the Credit Line whether or not an Event has occurred. In the event the Bank terminates and cancels the Credit Line the Obligations shall be immediately due and payable in full. If the Obligations are not paid in full, the Bank shall have the right, at its option, to exercise any or all of its remedies described in Section 11 of this Agreement.

h)	The Borrower understands that the Bank will, directly or indirectly, pay a portion of the interest that it receives to the Borrower’s financial advisor associated with UBS Financial Services

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Credit Line Agreement

Inc. or one of its affiliates. To the extent permitted by applicable law, the Bank may also charge the Borrower fees for establishing and servicing the Credit Line Account. These fees may include a stop payment fee ($12) and a return check fee ($15).

3)	Terms of Advances

a)

Advances made under this Agreement will be available to the Borrower in the form, and pursuant to procedures, that are established from time to time by the Bank in its sole and absolute discretion. Advances will be made by wire transfer of funds to an account as specified in writing by the Borrower or by any other method agreed upon by the Bank and the Borrower. The Borrower acknowledges and agrees that the Bank will not make any Advance to the Borrower unless the collateral maintenance requirements (i.e., margin requirements) that are established by the Bank in its sole and absolute discretion have been satisfied.

b)

Each Advance made under a Credit Line will be a Variable Rate Advance unless designated as a Fixed Rate Advance in an Advance Advice sent by the Bank to the Borrower. The Bank will not designate any Advance as a Fixed Rate Advance unless it has been requested to do so by the Borrower (acting directly or acting indirectly through the Borrower’s financial advisor or other agent designated by the Borrower and acceptable to the Bank).

c)

Unless otherwise agreed in writing by the Bank: (i) each Fixed Rate Advance must be in an amount of at least $25,000 or such other amount as the Bank may determine from time to time; and (ii) each Variable Rate Advance taken by wire transfer must be in an amount of at least $2,500.

4)	Interest

a)

Each Fixed Rate Advance will bear interest at a fixed interest rate. The interest rate is equal to the sum of (i) the UBS Bank USA Fixed Funding Rate plus (ii) the applicable Percentage Spread set forth in Schedule I.

Representative interest rates and corresponding Annual Percentage Rates (“APR”) are provided in and below the Interest Rates and Interest Charges summary provided with this Agreement, as of the date indicated on that summary.

Prior to the date of the Advance, the interest rate and APR will change if the UBS Bank USA Fixed Funding Rate changes, and may increase. The APR is calculated and may change every day. If the APR increases, the required payments will increase. The interest rate, APR, and required payments will be determined for a particular Fixed Rate Advance on the date of that Advance.

The rates described in this subsection (a) will apply unless the penalty rate is applicable under subsection (c).

b)

Each Variable Rate Advance will bear interest at a variable interest rate. The interest rate is equal to the sum of (i) the UBS Variable Rate plus (ii) the applicable Percentage Spread set forth in Schedule I. The rate of interest payable on Variable Rate Advances is subject to change without notice in accordance with fluctuations in SOFR Average and in the Approved Amount. On each day that SOFR Average changes or the Approved Amount crosses one of the thresholds that is indicated on Schedule I, the interest rate on all Variable Rate Advances will change accordingly.

Representative interest rates and corresponding APR are provided in and below the Interest Rates and Interest Charges summary provided with this Agreement, as of the date indicated on that summary.

The APR will change if SOFR Average changes, and may increase. It may change every day. If the APR increases, the required payments will increase.

The rates described in this subsection (b) will apply unless the penalty rate is applicable under subsection (c).

c)

The interest rate, daily interest rate and APR may also vary on each Advance in the event of a default. Any amounts due and not paid on any Advance following an Event, as defined in Section 11 below, will bear interest from the day following the Event until fully paid at the following penalty rates. If the penalty rate is triggered, the amount of interest and the payment amounts will increase. The penalty interest rate is equal to:

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(i)	For Variable Rate Advances, the sum of (i) the UBS Variable Rate (on each day) plus (ii) the applicable Penalty Percentage Spread set forth in Schedule I.

The penalty rate of interest payable on Variable Rate Advances is subject to change without notice in accordance with fluctuations in SOFR Average and in the Approved Amount. On each day that SOFR Average changes or the Approved Amount crosses one of the thresholds that is indicated on Schedule I, the penalty interest rate on all Variable Rate Advances will change accordingly.

Representative penalty interest rates and corresponding penalty APRs are provided in and below the Interest Rates and Interest Charges summary provided with this Agreement, as of the date indicated on that summary.

For Variable Rate Advances, the APR will change if SOFR Average changes, and may increase. It may change every day. If the APR increases, the required payments will increase.

Advance notice of the imposition of a penalty rate will be provided to the extent required by applicable law.

d)

The interest charges are calculated separately for each Advance. To calculate the total interest charge on an Advance for a billing period, the applicable daily interest rate is multiplied by the applicable daily balance for that Advance for each day in the billing period, and then those totals are added together to determine the total interest charge.

The applicable daily interest rate for a Fixed Rate Advance is equal to the interest rate for that Advance divided by three hundred sixty (360).

The applicable daily interest rate for a Variable Rate Advance is equal to the variable interest rate determined for that day divided by three hundred sixty (360).

The daily balance of each Advance is determined each day by: (i) taking the beginning balance for that day; (ii) adding any new withdrawals applicable to that Advance on the date of the withdrawal; (iii) adding to the Variable Rate Balance, at the beginning of a billing cycle, the interest charges and any fees attributable to all Advances for the prior billing cycle that were not paid; and (iv) subtracting any payments credited as of that day. A credit balance on any Advance is treated as a balance of zero.

Each billing period is a calendar month, except that for Fixed Rate Advances with a term of more than one month, the first billing period is the first two calendar months.

5)	Payments

a)

Each Fixed Rate Advance that is an Interest Only Advance will be due and payable in full ON DEMAND or (if not earlier due as a result of an Event or a demand by the Bank) on the last day of the applicable Interest Period. Each Fixed Rate Advance that is a Combined Interest and Principal Advance shall be due and payable (if not earlier due as a result of an Event or a demand by the Bank): (i) in equal monthly installments, with each installment in such amount as is sufficient to fully amortize the principal amount of such Advance over the Repayment Period applicable to such Advance; and (ii) in its entirety, ON DEMAND. On or before the last day of its Interest Period, any Fixed Rate Advance that is an Interest Only Advance may be renewed by the Bank, in its sole and absolute discretion (and pursuant to such procedures as it may establish), as another Fixed Rate Advance. Any Fixed Rate Advance that is an Interest Only Advance and which is not due as a result of an Event and as to which the Bank has not made a demand for payment and which is not paid in full or renewed as another such Fixed Rate Advance on or before the last day of its Interest Period, will be automatically renewed on that date as a U.S. dollar denominated Variable Rate Advance in an amount equal to the unpaid principal balance of such Fixed Rate

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Advance plus any accrued but unpaid interest on such Fixed Rate Advance, which Variable Rate Advance will then accrue additional interest at such variable rate as is provided in this Agreement.

b)	Each Variable Rate Advance will be due and payable ON DEMAND.

c)

The Borrower promises to pay the outstanding principal amount of each Advance, together with all accrued but unpaid interest on such Advance, and any and all fees or other charges payable in connection with such Advance, on the date the principal amount becomes due (whether by reason of demand or the occurrence of a stated maturity date, by reason of acceleration or otherwise). The Borrower further promises to pay interest in respect of the unpaid principal balance of each Advance from the date the Advance is made until it is paid in full. Interest on each Advance will be payable in arrears as follows:

(i)

For Fixed Rate Advances - if the Interest Period is one month or less, then on the last day of the Interest Period. For all other Fixed Rate Advances, on the last day of each calendar month during the Interest Period except the first month, and on the last day of the Interest Period, and on each date that all or any portion of the principal amount of the Fixed Rate Advance becomes due or is paid and

(ii)	For Variable Rate Advances- on the last day of each calendar month, and on each date that all or any portion of the principal amount of the Variable Rate Advance becomes due or is paid.

To the extent permitted by law, and without limiting any of the Bank’s other rights and remedies under this Agreement, interest charges on any Advance that are not paid when due will be treated as principal in a Variable Rate Advance, and will accrue interest at a rate applicable to such Variable Rate Advance from the date the payment of interest was due until it is paid in full.

d)

All payments of principal, interest or other amounts payable under this Agreement in connection with any Advance will be made in immediately available funds and in the same currency in which such Advance was made, which, unless otherwise agreed in writing by the Bank, will be U.S. dollars. All payments will be made by wire transfer of funds to an account specified by the Bank or by another method agreed upon by the Bank and the Borrower. Upon receipt of any payment, the Bank will credit the same to the Credit Line Account, and not until such time shall the obligation of Borrower (or of any other Loan Party) to make such payment be discharged. The Bank shall apply the proceeds of any payment in the following order: first to billed but non-capitalized interest; second to outstanding fees, including Breakage Costs, Breakage Fees, other fees, costs of collection and expenses; and third to the outstanding principal amount.

e)

All payments must be made to the Bank free and clear of any and all present and future taxes (including withholding taxes), levies, imposts, duties, deductions, fees, liabilities and similar charges other than those imposed on the overall net income of the Bank. If so requested by the Bank, the Borrower will deliver to the Bank the original or a certified copy of each receipt evidencing payment of any taxes or, if no taxes are payable in respect of any payment under this Agreement, a certificate from each appropriate taxing authority, or an opinion of counsel in form and substance and from counsel acceptable to the Bank in its sole and absolute discretion, in either case stating that the payment is exempt from or not subject to taxes. If any taxes or other charges are required to be withheld or deducted from any amount payable by the Borrower under this Agreement, the amount payable will be increased to the amount which, after deduction from the increased amount of all taxes and other charges required to be withheld or deducted from the increased amount payable, will yield to the Bank the amount otherwise stated to be payable under this Agreement. If any of such taxes or charges are paid by the Bank, the Borrower will reimburse the Bank on demand for the payments, together with all interest and penalties that may be imposed by any governmental agency. None of the Bank, UBS Financial Services Inc. nor their respective employees or agents

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has provided or will provide legal advice to the Borrower or any other Loan Party regarding compliance with (or the implications of the Credit Line and the related guaranties and pledges under) the laws (including tax laws) of the jurisdiction of the Borrower or any other Loan Party or any other jurisdiction. The Borrower and each Loan Party are, and shall be solely responsible for, and the Bank shall have no responsibility for, the compliance by the Loan Parties with any and all reporting and other requirements arising at any time or times under any applicable laws (including tax laws).

f)

In no event will the total interest and fees, if any, charged under this Agreement exceed the maximum interest rate or total interest and fees permitted by applicable law. In the event any excess interest or fees are collected, the same will be refunded or credited to the Borrower. If the amount of interest payable by the Borrower on any interest payment date is reduced pursuant to this Section 5(f), the amount of interest payable on each succeeding interest payment date shall be increased to the maximum extent permitted by applicable law until the amount of the reduction has been received by the Bank.

6)	Prepayments; Breakage Charges

a)	The Borrower may repay any Variable Rate Advance at any time, in whole or in part, without penalty.

b)	Subject to the provisions of this Section 6(b), the Borrower may repay any Fixed Rate Advance in whole, but may not repay any Fixed Rate Advance in part.

The Borrower agrees to reimburse the Bank, immediately upon demand, for any loss or cost (“Breakage Costs”) that the Bank notifies the Borrower has been incurred by the Bank as a result of any repayment of the principal of (i) any Fixed Rate Advance that is an Interest Only Advance before the expiration of the Interest Period for the Fixed Rate Advance (whether voluntarily by the Borrower, or as a result of acceleration, or demand by the Bank, or otherwise) or (ii) any Fixed Rate Advance that is a Combined Interest and Principal Advance, in an amount that is in excess of the then required monthly amortized principal payment amount as specified in the relevant Advance Advice (whether voluntarily by the Borrower, or as a result of acceleration, or demand by the Bank, or otherwise).

Breakage Costs will be calculated by determining the differential between the UBS Bank USA Fixed Funding Rate, exclusive of liquidity premiums and client spread, for the Interest Period of the Fixed Rate Advance and the prevailing UBS Bank USA Fixed Funding Rate, exclusive of the liquidity premium and client spread, for a period of time equal to the remainder of the Interest Period, then multiplying such differential, expressed as a daily rate differential based on a 360-day year, by the outstanding principal amount of the Fixed Rate Advance (or by the principal amount of the Fixed Rate Advance not taken by the Borrower), and then multiplying the product thereof by the actual number of days remaining in the Interest Period of the Fixed Rate Advance. For purposes of the foregoing, any cancellation with a remaining tenor of 4, 6, 8, or 9 years that is not quoted as a U.S. Treasury Yield Curve Rate will interpolate the midpoint between quoted tenors to determine Breakage Costs.

The Borrower also agrees to promptly pay to the Bank an administrative fee (“Breakage Fee”) in connection with any prepayment. The Breakage Fee will be calculated by multiplying the outstanding principal amount of the Fixed Rate Advance by two basis points (0.02%) (with a minimum Breakage Fee of $100.00). Any written notice from the Bank as to the amount of the Breakage Costs and/or Breakage Fees will be conclusive absent manifest error.

7)	Joint Credit Line Account Agreement Suspension and Cancellation

a)

If more than one Person is signing this Agreement as the “Borrower”, each party (a “Joint Borrower”) shall be jointly and severally liable for the Obligations, regardless of any change in business relations, divorce, legal separation, or other legal proceedings, and regardless of any agreement that may affect liabilities between the parties. Except as provided below for the reinstatement of a suspended or cancelled Credit Line, and unless otherwise agreed by the Bank in writing, the Bank may rely on, and each Joint Borrower will be responsible for, requests for Advances, directions, instructions and other information provided to the Bank by any Joint Borrower. The Bank may provide notices and other information to either Joint Borrower, and any such notices or information will be binding on all of them.

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b)

Any Joint Borrower may request that the Bank suspend or cancel the Credit Line by sending the Bank a written notice of such request addressed to the Bank at the address shown on the Borrower’s periodic Credit Line Account statements. Any such notice will become effective three Business Days after the date that the Bank receives it, and each Joint Borrower will continue to be responsible for paying: (i) the Obligations as of the effective date of the notice, and (ii) all Advances that any Joint Borrower has requested but that have not yet become part of the Obligations as of the effective date of the notice. No notice will release or in any other way affect the Bank’s interest in the Collateral. All subsequent requests to reinstate credit privileges must be signed by all Joint Borrowers comprising the Borrower, including the Joint Borrower that requested the suspension of credit privileges. Any reinstatement will be granted or denied in the sole and absolute discretion of the Bank.

c)

All Obligations will become immediately due and payable in full as of the effective date of any suspension or cancellation of the Credit Line. The Borrower will be responsible for the payment of all charges incurred on the Advances after such effective date. The Bank will not release any Loan Party from any of the obligations under this Agreement or any related agreement until the Obligations have been paid in full and this Agreement has been terminated by the Bank.

8)	Letters of Credit

a)

The Borrower may request that one or more Letters of Credit be issued by completing, executing and delivering to the Bank an application in such form as the Bank may specify from time to time. In the event of any inconsistency between this Agreement and any such application, this Agreement shall be controlling. The Bank may, in its sole and absolute discretion, but shall not be obligated, to issue one or more Letters of Credit in such form and content and with such maturity dates as the Bank may determine in its sole and absolute discretion. The Borrower agrees to pay to the Bank such commissions, letter of credit fees and other fees and charges in respect of Letters of Credit as may be agreed upon by the Bank and the Borrower from time to time.

b)

The Borrower shall reimburse to the Bank the amount of any drawing under any Letter of Credit upon the date of such drawing. Such reimbursement obligation of the Borrower in respect of each Letter of Credit shall be unconditional and absolute notwithstanding, and neither the Bank nor any of its correspondents shall have any liability by reason of, (i) any draft, certificate, bill of lading or other document presented under or in connection with such Letter of Credit, including any instrument purporting to transfer or assign such Letter of Credit or any rights thereunder, proving to be forged, fraudulent, inaccurate or invalid in any respect, (ii) the existence of any claim, setoff or other rights which the Borrower may have at any time against the beneficiary or any other person or entity, (iii) the failure of any drawing to conform to the terms of such Letter of Credit (provided that the Bank shall have acted in good faith and shall not have engaged in willful misconduct in connection therewith) or the misapplication of the proceeds thereof by the beneficiary or any other person or entity, (iv) any difference in character, quality, quantity, condition or value of property purporting to be represented by bills of lading or other documents of title from that expressed in such documents, or (v) any other act, omission or circumstance that would, but for the provisions of this paragraph (b), constitute a legal or equitable discharge of any obligation of the Borrower hereunder.

c)

The Borrower agrees to obtain promptly any import, export or other license required in connection with property to which any Letter of Credit directly or indirectly relates, and agrees to comply with all applicable law and regulations in regard to any shipment, warehousing or financing of any such property. The Borrower agrees to protect, indemnify and hold harmless the Bank and its correspondents from and against all claims, actions, suits and other proceedings, and all losses, damages and costs (including fees and expenses of counsel) which the Bank or any of its correspondents may suffer or incur by reason of the issuance of any Letter of Credit or any act or omission in respect of any Letter of Credit, except to the extent resulting from the bad faith or willful misconduct of the party seeking indemnification.

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d)

If an Event occurs and is continuing, the Borrower will, on demand by the Bank, pay to the Bank in cash an amount equal to the maximum amount that may at any time thereafter be drawn under all Letters of Credit, to be held by the Bank in such manner as the Bank may determine and applied to the Borrower’s reimbursement obligations hereunder (with any excess to be returned to the Borrower, subject to Section 9 hereof, upon expiration of all Letters of Credit and reimbursement in full of all amounts drawn thereunder).

9)	Collateral; Grant of Security Interest; Set-off

a)

To secure payment and performance of the Obligations, the Borrower and each other Pledgor assigns, transfers and pledges to the Bank, and grants to the Bank a first priority lien and security interest in the following assets and rights of the Borrower and each other Pledgor, wherever located and whether owned or existing now or acquired or arising in the future: (i) the Collateral Account; (ii) any and all money, credit balances, certificated and uncertificated securities, security entitlements, commodity contracts, deposits, certificates of deposit, instruments, documents, partnership interests, limited liability company interests, general intangibles, financial assets and other investment property now or in the future credited to or carried, held or maintained in the Collateral Account; (iii) any and all over-the-counter options, futures, foreign exchange, swap or similar contracts between the Borrower and each other Pledgor, on the one hand, and either UBS Financial Services Inc. or any of its affiliates, on the other hand; (iv) any and all accounts of the Borrower and each other Pledgor at the Bank or any of its affiliates; (v) any and all goods, assets or other property in the possession, custody or control of the Bank or any of its agents or custodians, including, without limitation, gold and other precious metals (whether in the form of coins, bars or otherwise); (vi) any and all supporting obligations, general intangibles and other rights ancillary or attributable to, or arising in any way in connection with, any of the foregoing; and (vii) any and all interest, dividends, distributions and other proceeds of any of the foregoing, including proceeds of proceeds (collectively, the “Collateral”); provided, however, clauses (iv) and (v) of this Section 9(a) shall not be effective with respect to the Borrower (and, for greater certainty, such assets described therein shall not be “Collateral” for the purposes of this Agreement) if and for so long as the Borrower shall simultaneously have a “purpose” and a “non-purpose” loan or loans outstanding with the Bank (as such terms are used under Federal Reserve Regulation U) or with respect to any other Pledgor, if and for so long as such Pledgor shall simultaneously be pledging assets for both a “purpose” and “non-purpose” loan with the Bank.

b)

The Borrower and if applicable, any other Pledgor of Collateral, shall take all actions reasonably requested by the Bank to evidence, maintain and perfect the Bank’s first priority security interest in, and to enable the Bank to obtain control over, the Collateral and any additional collateral pledged by the Pledgors, to secure any of the Obligations, including but not limited to making, executing, recording and delivering to the Bank (and the Borrower authorizes the Bank to file, without the signature of the Borrower or any Pledgor where permitted by applicable law) financing statements and amendments thereto, control agreements, notices, assignments, listings, powers, consents and other documents (regarding the Collateral and the Bank’s security interest in the Collateral) in such jurisdictions, and in such forms, as the Bank reasonably may require. Each Loan Party irrevocably authorizes and appoints the Bank to act as the Loan Party’s agent and attorney-in-fact and to file any documents, or execute any documents, in the Loan Party’s name, with or without designation of authority. Each Loan Party acknowledges that it will be obligated in respect of such documentation as if it had executed the documentation itself.

c)

The Borrower (and, if applicable, any other Pledgor of Collateral) agrees to maintain in the Collateral Account, at all times, Collateral having an aggregate lending value as specified by the Bank from time to time. For greater certainty, any failure by the Borrower (or, if applicable, any other Pledgor of Collateral) to satisfy the aggregate lending value specified by the Bank from time to time may result in the Bank issuing a collateral maintenance call (i.e., a margin call) for additional collateral or for the Borrower to repay all or a portion of the Obligations.

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d)

The Bank’s sole duty as to the custody, safekeeping and physical preservation of any Collateral in its possession will be to deal with the Collateral in the same manner as the Bank deals with similar property held for its own account. The Borrower (and, if applicable, any other Pledgor of Collateral) agrees that the Bank will have no responsibility to act on any notice of corporate actions or events provided to holders of securities or other investment property included in the Collateral. The Borrower (and, if applicable, any other Pledgor of Collateral) agrees (i) to notify the Bank promptly upon receipt of any communication to holders of the investment property disclosing or proposing any stock split, stock dividend, extraordinary cash dividend, spin-off or other corporate action or event as a result of which the Borrower or Pledgor would receive securities, cash (other than ordinary cash dividends) or other assets in respect of the investment property, and (ii) immediately upon receipt by the Borrower or Pledgor of any of these assets, to cause them to be credited to a Collateral Account or to deliver them to or as directed by the Bank as additional Collateral.

e)

The Borrower (and, if applicable, any other Pledgor of Collateral) agrees that all principal, interest, dividends, distributions, premiums or other income and other payments received by the Bank or credited to the Collateral Account in respect of any Collateral may be held by the Bank as additional Collateral or applied by the Bank to the Obligations. The Bank may create a security interest in, and may, at any time and at its option, transfer any securities or other investment property constituting Collateral to, a securities account maintained in its name or cause the Collateral Account to be redesignated or renamed in the name of the Bank.

f)

The Borrower (and, if applicable, any other Pledgor on the Collateral Account) agrees that if the Collateral Account has UBS Financial Services Inc. or other Securities Intermediary margin features, the margin features will be removed by UBS Financial Services Inc., and any other Securities Intermediary, so long as there is no outstanding margin debt owing to UBS Financial Services Inc. or any other Securities Intermediary in the Collateral Account.

g)

If the Collateral Account permits cash withdrawals in the form of check writing, access card charges, bill payment and/or electronic funds transfer services (for example, Resource Management Accounts®, Business Services Accounts BSA®, Basic Investment Accounts and certain accounts enrolled in UBS Financial Services Inc. Investment Solutions programs), then the Borrower (and, if applicable, any other Pledgor on the Collateral Account) agrees that the “Withdrawal Limit” for the Collateral Account, as described in the documentation governing the account, will be reduced on an ongoing basis so that the aggregate lending value of the Collateral remaining in the Collateral Account following any withdrawal will not be less than the amount required pursuant to Section 9(c).

h)

In addition to the Bank’s security interest, the Borrower (and, if applicable, any other Pledgor on the Collateral Account) agrees that the Bank will at all times have a right to set off or apply any or all of the Obligations at or after the time at which they become due, whether upon demand, at a stated maturity date, by acceleration or otherwise, against all securities, cash, deposits or other property in the possession of, or at any time held or deposited in any account maintained with, the Bank or any of its affiliates by or for the benefit of the Borrower, whether carried individually or jointly with others and regardless of the currency in which denominated. This right is in addition to, and not in limitation of, any right the Bank may have at law or otherwise.

i)

The Bank reserves the right to disapprove any Collateral and to require the Borrower at any time to either deposit into the Borrower’s Collateral Account or pledge directly to the Bank additional Collateral in such amount as the Bank requests or to substitute new or additional Collateral for any Collateral that has previously been deposited in the Collateral Account.

10)	Control

For the purpose of giving the Bank control over the Collateral Account and in order to perfect the Bank’s security interests in the Collateral, the Borrower and each other Pledgor on the Collateral Account consents to, and hereby authorizes, compliance by UBS Financial Services Inc., and by any other securities intermediary or

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depository institution (each, including UBS Financial Services Inc., being a “Securities Intermediary”), with which any account comprising the Collateral Account is maintained, with entitlement orders and instructions from the Bank (or from any assignee or successor of the Bank) regarding the Collateral Account and any financial assets, cash or other property held therein, without the further consent of the Borrower or any other Pledgor on the applicable Collateral Account. Without limiting the foregoing, the Borrower and each Pledgor on the Collateral Account acknowledges, consents and agrees that, pursuant to a control agreement entered into between the Bank and UBS Financial Services Inc., and any other Securities Intermediary, each as Securities Intermediary, to which any account comprising the Collateral Account held by such Securities Intermediary is subject:

a)

The Securities Intermediary will comply with entitlement orders and any other instructions originated by the Bank regarding any Collateral Account without further consent from the Borrower or any other Pledgor. The Securities Intermediary will treat all assets credited to the Collateral Account, including money and credit balances, as financial assets for purposes of Article 8 of the Uniform Commercial Code.

b)

In order to enable the Borrower and any other Pledgor on the Collateral Account to trade financial assets that are from time to time credited to the Collateral Account, the Securities Intermediary may comply with entitlement orders originated by the Borrower or any other Pledgor on the Collateral Account (or if so agreed by the Bank in writing, by an investment adviser designated by the Borrower or any other Pledgor on the Collateral Account and acceptable to the Bank and the Securities Intermediary) regarding the Collateral Account, but only until the time that the Bank notifies the Securities Intermediary, that the Bank is asserting exclusive control over the Collateral Account. After the Securities Intermediary has received a notice of exclusive control and has had a reasonable opportunity to comply with such notice, the Securities Intermediary shall no longer comply with entitlement orders originated by the Borrower or any other Pledgor (or by any investment adviser designated by the Borrower or any other Pledgor) concerning the Collateral Account. Notwithstanding the foregoing, however, and irrespective of whether it has received any notice of exclusive control, the Securities Intermediary will not comply with any entitlement order originated by the Borrower or any other Pledgor (or by any investment adviser designated by the Borrower or any other Pledgor) to withdraw any financial assets from the Collateral Account or to pay any money, free credit balance or other amount owing on a Collateral Account (other than cash withdrawals and payments not exceeding the “Withdrawal Limit” as contemplated in Section 9(g)) without the prior consent of the Bank.

11)	Remedies

a)	If any of the following events (each, an “Event”) occurs:

(i)	the Borrower fails to pay any amount due under this Agreement;

(ii)

the Borrower and/or any other relevant Loan Party fails to maintain sufficient Collateral in the Collateral Account as required by the Bank, or any Guarantor fails to maintain collateral as required by the Bank under its Guaranty Agreement or denies or attempts to terminate or challenge the validity of any such Guaranty Agreement;

(iii)

the Borrower or any other Loan Party breaches or fails to perform any other covenant, agreement, term or condition that is applicable to it under this Agreement or any related agreement, or any representation or other statement of the Borrower (or any other Loan Party) in this Agreement or in any related agreement is incorrect in any material respect when made or deemed made;

(iv)	the Borrower or any other Loan Party dies or is declared (by appropriate authority) incompetent or of unsound mind or is indicted or convicted of any crime or, if not an individual, ceases to exist;

(v)	any voluntary or involuntary proceeding for bankruptcy, reorganization, dissolution or

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liquidation or similar action is commenced by or against the Borrower or any other Loan Party, or a trustee in bankruptcy, receiver, conservator or rehabilitator is appointed, or an assignment for the benefit of creditors is made, with respect to the Borrower or any other Loan Party or its property;

(vi)

the Borrower or any Loan Party is insolvent, unable to pay its debts as they fall due, stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, begins negotiations or takes any proceeding or other step with a view to readjustment, rescheduling or deferral of all or any part of its indebtedness, which it would or might otherwise be unable to pay when due, or proposes or makes a general assignment or an arrangement or composition with or for the benefit of its creditors;

(vii)

the Collateral Account (or any account in which Collateral provided by a Loan Party is maintained) or any portion thereof is terminated, attached or subjected to a levy or all or any portion of the Collateral is transferred, gifted, assigned or encumbered;

(viii)	the Borrower or any other Loan Party fails to provide promptly all financial and other information that the Bank may request from time to time;

(ix)

any indebtedness of the Borrower or any other Loan Party in respect of borrowed money (including indebtedness guaranteed by the Borrower or any other Loan Party) or in respect of any swap, forward, cap, floor, collar, option or other derivative transaction, repurchase or similar transaction or any combination of these transactions is not paid when due, or any event or condition causes such indebtedness to become, or permits the holder to declare such indebtedness to be, due and payable prior to its stated maturity, provided, however, if and for so long as the Borrower shall have outstanding with the Bank, simultaneously with the Credit Line hereunder, an additional “purpose” or “non-purpose” loan (as such terms are used under Federal Reserve Regulation U), as the case may be, such that the Borrower shall simultaneously have outstanding both a “purpose” and “non-purpose” loan with the Bank, the term “indebtedness” shall not include any such other “purpose” or “non-purpose” loan, as the case may be;

(x)

final judgment for the payment of money is rendered against Borrower (or any other Loan Party) and, within 30 days from the entry of judgment, has not been discharged or stayed pending appeal, or has not been discharged within 30 days from the entry of a final order of affirmance on appeal;

(xi)

any legal proceeding is instituted or any other event occurs or condition exists that in the Bank’s sole judgment calls into question (A) the validity or binding effect of this Agreement or any related agreement, or any of the Borrower’s (or any other Loan Party’s) obligations under this Agreement or under any related agreement, or (B) the ability of the Borrower (or any Loan Party) to perform its obligations under this Agreement or under any related agreement; or

(xii)

the Bank in its sole discretion otherwise deems itself or its security interest in the Collateral insecure or the Bank believes in good faith that the prospect of payment or other performance by any Loan Party is impaired;

then, all Obligations will become immediately due and payable (without demand) and the Bank may, in its sole and absolute discretion, liquidate,

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transfer, withdraw or sell all or any part of the Collateral and apply the same, as well as the proceeds of any liquidation or sale, to any amounts owed to the Bank, including, without limitation, any applicable Breakage Costs and Breakage Fee. The Bank will not be liable to any Loan Party in any way for any adverse consequences (as to tax effects or otherwise) resulting from the liquidation of appreciated or depreciated Collateral. Without limiting the generality of the foregoing, any such sale may be made, in the Bank’s sole and absolute discretion, by public sale on any exchange or market where business is then usually transacted or by private sale, and the Bank or any of its affiliates may be the purchaser at any public or private sale. Any Collateral that may decline speedily in value or that customarily is sold on a recognized exchange or market may be sold without providing any Loan Party with prior notice of the sale. Each Loan Party agrees that, as to all other Collateral, two calendar days’ notice to the Loan Party, sent to its last address shown in the Bank’s account records, shall be deemed reasonable notice of the time and place of any public sale or time after which any private sale or other disposition of the Collateral may occur. Any amounts due and not paid on any Advance following an Event will bear interest at the applicable penalty interest rate, as set forth in Section 4(c). In addition to the Bank’s rights under this Agreement, the Bank will have the right to exercise any one or more of the rights and remedies of a secured creditor under the Utah Uniform Commercial Code, as then in effect, or under any other applicable law.

b)

Nothing contained in this Section 11 will limit the right of the Bank to demand full or partial payment of the Obligations, in its sole and absolute discretion and without cause, at any time, whether or not an Event has occurred or is continuing.

c)

All rights and remedies of the Bank under this Agreement are cumulative and are in addition to all other rights and remedies that the Bank may have at law or equity or under any other contract or other writing for the enforcement of the security interest granted herein or the collection of any amount due under this Agreement.

d)

Any non-exercise of rights, remedies and powers by the Bank under this Agreement and the other documents delivered in connection with this Agreement shall not be construed as a waiver of any rights, remedies or powers. The Bank fully reserves its rights to invoke any of its rights, remedies and powers at any time it may deem appropriate. No prior demand for full or partial payment, or call for additional collateral or prior notice of the time or place of any sale of Collateral shall be considered a waiver of the Bank’s right to liquidate Collateral without prior demand, call or notice.

12)	Representations, Warranties and Covenants by the Loan Parties

The Borrower and each other Loan Party (if applicable) makes the following representations, warranties and covenants to the Bank (and the Borrower shall be deemed to have repeated each representation and warranty each time the Borrower requests an Advance):

a)

Except for the Bank’s rights under this Agreement and the rights of the Securities Intermediary under any account agreement, the Borrower and each relevant Pledgor owns the Collateral, free of any interest, lien or security interest in favor of any third party and free of any impediment to transfer;

b)

Each Loan Party: (i) if a natural Person, is of the age of majority, and if a legal Person, is validly existing and in good standing under the laws of the jurisdiction of its formation; (ii) is authorized to execute and deliver this Agreement and to perform its obligations under this Agreement and any related agreement; (iii) is not an employee benefit plan, as that term is defined by the Employee Retirement Income Security Act of 1974, or an Individual Retirement Credit Line Account (and none of the Collateral is an asset of such a plan or account); and (iv) unless the Loan Party advises the Bank to the contrary, in writing, and provides the Bank with a letter of approval, where required, from its employer, is not an employee or member of any exchange or of any corporation or firm engaged in the business of dealing, either as a broker or as principal, in securities, bills of exchange, acceptances or other forms of commercial paper;

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Credit Line Agreement

c)

Neither the Borrower nor any Pledgor of Collateral has pledged or will pledge the Collateral or grant a security interest in the Collateral to any party other than the Bank or a Securities Intermediary, or has permitted or will permit the Collateral to become subject to any liens or encumbrances (other than those of the Bank and the Securities Intermediary), during the term of this Agreement;

d)	No Loan Party is in default under any material contract, judgment, decree or order to which it is a party or by which it or its properties may be bound;

e)

Each Loan Party has duly filed and will duly file all tax and information returns required to be filed and has paid and will pay all taxes, fees, assessments and other governmental charges or levies that have or will become due and payable, except to the extent such taxes or other charges or levies are being contested in good faith and are adequately reserved against in accordance with United States GAAP; Each Loan Party is fully in compliance, and shall ensure that it at all times remains fully in compliance, with all applicable laws and regulations, including environmental laws and regulations, and all reporting and other requirements arising under any applicable laws and regulations;

f)

The Borrower and each relevant Pledgor (i) is and at all times will continue to be the legal and beneficial owner of all assets held in or credited to the Collateral Account or otherwise included in the Collateral, and (ii) does not hold any assets held in or credited to the Collateral Account or otherwise included in the Collateral in trust or subject to any contractual or other restrictions on use that would prevent the use of such assets to (a) repay the Bank or (b) be pledged as Collateral in favor of the Bank. Each Loan Party shall immediately notify the Bank in writing of any and all pending or threatened material litigation and any and all pending or threatened material proceedings before any governmental or regulatory agency immediately after becoming aware of such pending or threatened litigation or proceedings;

g)

The execution, delivery and performance by each Loan Party of the Loan Documents, as defined in Section 12(h), the consummation of the transactions contemplated by the Loan Documents, and compliance with the provisions of the Loan Documents will not (a) violate any law, regulation, order, judgment or decree binding on such Loan Party, (b) if such Loan Party is a legal Person, violate or conflict with any of its organizational agreements or charter documents, (c) if such Loan Party is a trust, violate any trust instruments or agreements binding on such Loan Party or (d) conflict with, cause a breach of, constitute a default under, be cause for the acceleration of the maturity of, or create or result in the creation or imposition of any lien, charge or encumbrance (other than in favor of the Bank) on any of its property under any agreement, notice, indenture, instrument or other undertaking to which it is a party;

h)

No order, consent, license, authorization, recording or registration is required in order to authorize, or is required in connection with the execution, delivery and performance of or the legality, validity, binding effect or enforceability of, this Agreement or any other documents or agreements entered into by the Borrower or any other Loan Party in connection with this Agreement (all such documents and agreements, whenever signed or issued, including this Agreement, being the “Loan Documents”) or any transactions contemplated herein or therein;

i)

After giving effect to each Advance, and to such Loan Party’s obligations (including any contingent obligations) under the Loan Documents, (a) the present fair value of its assets exceeds the total amount of its liabilities (including, without limitation, contingent liabilities), (b) it has capital and assets sufficient to carry on its business, (c) it is not engaged and is not about to engage in a business or transaction, for which its remaining assets are unreasonably small in relation to such business or transaction and (d) it does not intend to incur, or believe that it will incur, debts beyond its ability to pay as they become due; such Loan Party will not be rendered insolvent by the execution, delivery and performance of this Agreement or by the consummation of the transactions contemplated herein or in other Loan Documents;

j)	The location of such Loan Party’s principal residence, if such Loan Party is a natural person, or, if such Loan Party is not a natural person, such Loan Party’s jurisdiction of organization or

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Credit Line Agreement

formation, the location of its chief executive office and, if different, the location of its principal place of business, are all accurately set forth in the documents signed by such Loan Party and in the Bank’s records;

k)

Each Loan Party shall immediately notify the Bank in writing upon becoming aware of the imposition of any lien, claim, charge or encumbrance on, or any loss of or damage to, any or all of the Collateral;

l)

Each Loan Party shall immediately notify the Bank in writing upon becoming aware of the probable occurrence of any Event, and the Borrower shall promptly furnish to the Bank a detailed statement setting forth the steps being taken by the Borrower to cure the effect thereof;

m)

Each Loan Party, promptly upon request by the Bank, shall execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such pledge agreements, pledge letters, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances, certifications of beneficial ownership and other instruments, and shall do any and all such further acts, as the Bank may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject the Loan Parties’ properties, assets, rights and interests to the Bank’s security interests contemplated herein, (iii) perfect and maintain the validity, effectiveness and priority of the Bank’s security interest in the Collateral hereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Bank the rights granted or now or hereafter intended to be granted to the Bank under any Loan Document to which the Loan Party is, or is to become, a party;

n)

No Loan Party nor, to the best knowledge of the Loan Party, any director, officer, agent, employee or affiliate of any Loan Party (i) is currently subject to any economic sanctions or trade embargoes administered or imposed by the Office of Foreign Assets Control of the U.S. Department of the Treasury, by the U.S. Department of State, the United Nations Security

Council, the European Union, the Swiss State Secretariat for Economic Affairs or Her Majesty’s Treasury or any other relevant authority (collectively, “Sanctions”), or (ii) resides, is organized or chartered, or has a place of business in a country or territory that is currently the subject of Sanctions; and the Loan Parties will not directly or indirectly use the proceeds of the Credit Line, or lend, contribute or otherwise make available such proceeds to or for the benefit of any Person for the purpose of financing or supporting, directly or indirectly, the activities of any Person that is currently the subject of Sanctions;

o)

No Loan Party nor, to the best knowledge of the Loan Party, any affiliate (including any joint venture) of, or director, officer, agent, employee or other Person associated with or acting on behalf of, any Loan Party, in connection with the Credit Line, has (i) used any corporate funds directly or indirectly for any unlawful contribution, gift, entertainment or other unlawful expense; or (ii) made any offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value directly or indirectly to or for the benefit of any public official, political party or party candidate, or any third party to benefit any of the foregoing, or to any other Person, if doing so would violate the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the UK Bribery Act of 2010 or the law of any other relevant jurisdiction;

p)

Except as otherwise notified to the Bank in writing, the name set forth with respect to the Borrower and each Pledgor (as applicable) on the signature page hereof is, and at all times has been, the exact and complete name of the Borrower and each Pledgor (as applicable);

q)

Except for the lien granted to the Bank hereunder, the Borrower and the Pledgors (as applicable) are the sole holders of record and beneficial owners of all Collateral whether now existing or hereafter acquired, will continue to own each item of the Collateral, free and clear of any and all liens rights or claims of all other persons, and the Borrower and Pledgors (as applicable) shall defend the collateral against all claims and demands of all persons at any time claiming the same or any interest therein adverse to the Bank;

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Credit Line Agreement

r)

The Borrower and each Pledgor (as applicable) shall from time to time execute and deliver all such supplements and amendments hereto and all such other documents, and shall take such other action as may be reasonably requested by the Bank and necessary or advisable to: (i) create the lien and security interest under this Agreement in all or any portion of any Collateral acquired by the Borrower or Pledgor (as applicable); (ii) maintain or preserve the lien and security interest (and the priority thereof) under this Agreement or to carry out more effectively the purposes hereof; (iii) perfect, publish notice of or protect the validity of the grant made by this Agreement; (iv) preserve and defend title to the Collateral against the claims of all persons and parties; (v) preserve the Collateral from loss; (vi) pay any and all taxes levied or assessed upon all or any part of the Collateral; or (vii) carry out the purposes of this Agreement;

s)

Promptly upon request the Borrower will deliver or cause to be delivered to Bank, in form and substance reasonably satisfactory to Bank, any financial statements, or other information or documentation relating to the beneficial ownership and/or financial position of such Loan Party, as Bank may reasonably request from time to time;

t)

For any individual borrower (including an individual acting as a trustee of a trust) residing or located in any country in the European Economic Area: Borrower represents and warrants that the Borrower does not now or in the future intend to use any part of this Credit Line and will not now or in the future use any part of this Credit Line for the acquiring or retaining of property rights in land or in an existing or projected building or for the renovation of residential property; and

u)	The Loan Parties acknowledge and agree that this Agreement is a securities contract under the United States Bankruptcy Code.

The provisions of this Section 12 shall survive the termination of this Agreement and any other Loan Documents and the repayment of the Obligations.

13)	Indemnification; Limitation on Liability of the Bank and the Securities Intermediary

The Borrower agrees to indemnify and hold harmless the Bank and the Securities Intermediary, their affiliates and their respective directors, officers, agents and employees against any and all costs, increased costs, documentary taxes, stamp taxes or other taxes, claims, causes of action, liabilities, lawsuits, demands and damages, and any and all court costs and reasonable attorneys’ fees, in any way relating to or arising out of or in connection with this Agreement, except to the extent caused by the Bank’s or the Securities Intermediary’s gross negligence or willful misconduct. The Borrower shall also reimburse the Bank from time to time at the Bank’s request for any out-of-pocket expenses incurred by the Bank or any Securities Intermediary in connection with the Collateral and the Bank’s security interest therein, including, without limitation, in connection with the enforcement thereof. Neither the Bank nor the Securities Intermediary shall be liable to any party for any consequential damages arising out of any act or omission by either of them with respect to this Agreement or any Advance or Collateral. The provisions of this Section 13 shall survive the termination of this Agreement and any other Loan Documents and the repayment of the Obligations.

14)	Acceptance of Application and Agreement; Applicable Law

THIS APPLICATION AND AGREEMENT WILL BE RECEIVED AND ACCEPTED BY BANK IN THE STATE OF UTAH. DELIVERY OF THE APPLICATION AND AGREEMENT TO THE BORROWER’S FINANCIAL ADVISOR ASSOCIATED WITH UBS FINANCIAL SERVICES INC. SHALL NOT BE CONSIDERED RECEIPT OR ACCEPTANCE BY BANK. ALL DECISIONS MADE BY BANK REGARDING THE CREDIT LINE WILL BE MADE IN UTAH.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF UTAH APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN THE STATE OF UTAH AND, IN CONNECTION WITH THE CHOICE OF LAW GOVERNING INTEREST, THE FEDERAL LAWS OF THE UNITED STATES, EXCEPT THAT WITH RESPECT TO THE COLLATERAL AND THE BANK’S SECURITY INTEREST THEREIN, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, THE NEW YORK UNIFORM COMMERCIAL CODE, AND FOR PURPOSES OF THIS AGREEMENT, OF THE COLLATERAL AND OF THE BANK’S SECURITY INTEREST THEREIN, THE JURISDICTION OF UBS FINANCIAL SERVICES INC. SHALL BE DEEMED TO BE THE STATE OF NEW YORK.

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Credit Line Agreement

15)	Assignment; No Third Party Beneficiaries

This Agreement may not be assigned by the Borrower without the prior written consent of the Bank. This Agreement will be binding upon and inure to the benefit of the heirs, personal representatives, executors, successors and permitted assigns of the Borrower. The Bank may assign this Agreement, and this Agreement will inure to the benefit of the Bank’s successors and assigns. Except as may otherwise be expressively provided herein, there are no third party beneficiaries of this Agreement.

16)	Amendment

This Agreement may be amended only by the Bank, including, but not limited to, (i) the addition or deletion of any provision of this Agreement and (ii) the amendment of the “Spread Over UBS Variable Rate/ UBS Bank USA Fixed Funding Rate” in Schedule I to this Agreement, at any time by sending written notice, signed by an authorized officer of the Bank, of an amendment to the Borrower. The Bank will provide advance notice to the extent required by applicable law. The amendment shall be effective as of the date established by the Bank. This Agreement may not be amended orally. The Borrower or the Bank may waive compliance with any provision of this Agreement, but any waiver must be in writing and will not be deemed to be a waiver of future compliance with such provision or a waiver of any other provision of this Agreement. The provisions of this Agreement and the other Loan Documents constitute the entire agreement between the Bank and the Borrower with respect to the subject matter hereof and supersede all prior or contemporaneous agreements, proposals, understandings and representations, written or oral, between the parties with respect to the subject matter hereof. This Agreement may not be amended or modified by, and the Bank will not be bound by any agreement, representation or warranty, whether in writing or otherwise, made by UBS Financial Services Inc. or any other affiliate of the Bank or any of their respective directors, officers, employees, or agents.

17)	Severability

If any provision of this Agreement is held to be invalid, illegal, void or unenforceable, by reason of any law, rule, administrative order or judicial or arbitral decision, such determination will not affect the validity of the remaining provisions of this Agreement.

18)	Choice of Forum; Waiver of Jury Trial

a)

ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR FOR THE ENFORCEMENT OF ANY JUDGMENT ENTERED BY ANY COURT REGARDING THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE THIRD JUDICIAL DISTRICT COURT FOR THE STATE OF UTAH OR IN THE UNITED STATES DISTRICT COURT FOR THE STATE OF UTAH. EACH OF THE LOAN PARTIES IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF THE COURTS OF THE THIRD JUDICIAL DISTRICT COURT FOR THE STATE OF UTAH AND OF THE UNITED STATES DISTRICT COURT FOR THE STATE OF UTAH FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTION OR PROCEEDING. EACH OF THE LOAN PARTIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE NOW OR IN THE FUTURE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

b)

EACH OF THE LOAN PARTIES (FOR ITSELF, ANYONE CLAIMING THROUGH IT OR IN ITS NAME, AND ON BEHALF OF ITS EQUITY HOLDERS) IRREVOCABLY (i) WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY REGARDING ANY CLAIM BASED UPON, IN ANY WAY RELATED TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND (ii) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HERETO HAS REPRESENTED THAT THIS JURY WAIVER WOULD NOT OR MIGHT NOT BE ENFORCED IN THE EVENT OF LITIGATION.

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Credit Line Agreement

The Loan Parties hereby waive personal service of any summons, complaint or other process and agree that any process required to be served on a Loan Party for purposes of any such proceeding may be served on the Loan Party, with the same effect as personal service within the State of Utah, by certified mail or by courier service providing evidence of delivery addressed to the Loan Party at the Loan Party’s address for notices provided in Section 21 of the Credit Line Agreement and shall be deemed to have been served when received or delivered at such address.

c)

Any arbitration proceeding between the Borrower (or any other Loan Party) and the Securities Intermediary, regardless of whether or not based on circumstances related to any court proceedings between the Bank and the Borrower (or the other Loan Party), will not provide a basis for any stay of the court proceedings.

d)

Nothing in this Section 18 will be deemed to alter any agreement to arbitrate any controversies which may arise between the Borrower (or any other Loan Party) and UBS Financial Services Inc., its predecessors or its employees or associated persons, and any claims between the Borrower or the Loan Party, as applicable, and UBS Financial Services Inc. or its employees or associated persons (whether or not they have acted as agents of the Bank) will be arbitrated as provided in any agreement between the Borrower or the Loan Party, as applicable, and UBS Financial Services Inc.

19)	Provisions and Disclosures Applicable in Specified Jurisdictions

a)	For residents of Ohio:

The Ohio laws against discrimination require that all creditors make credit equally available to all creditworthy customers, and that credit reporting agencies maintain separate credit histories on each individual upon request. The Ohio Civil Rights Commission administers compliance with this law.

b)	For residents of Oregon:

NOTICE TO BORROWER: DO NOT SIGN THIS AGREEMENT BEFORE YOU READ IT. THIS AGREEMENT PROVIDES FOR THE PAYMENT OF A PENALTY IF YOU WISH TO REPAY A FIXED RATE ADVANCE PRIOR TO THE DATE PROVIDED FOR REPAYMENT IN THE AGREEMENT.

c)	For residents of Vermont:

NOTICE TO BORROWER: THE ADVANCES MADE UNDER THIS AGREEMENT ARE DEMAND LOANS AND SO MAY BE COLLECTED BY THE BANK AT ANY TIME. A NEW LOAN MUTUALLY AGREED UPON AND SUBSEQUENTLY ISSUED MAY CARRY A HIGHER OR LOWER RATE OF INTEREST.

NOTICE TO JOINT BORROWER: YOUR SIGNATURE ON THE AGREEMENT MEANS THAT YOU ARE EQUALLY LIABLE FOR REPAYMENT OF THIS LOAN. IF THE BORROWER DOES NOT PAY, THE BANK HAS A LEGAL RIGHT TO COLLECT FROM YOU.

d)	For residents of California:

(i)	Any person, whether married, unmarried, or separated, may apply for separate credit.

(ii)

As required by law, you are notified that a negative credit report reflecting on your credit record may be submitted to a credit reporting agency if you fail to fulfill the terms of your credit obligations.

(iii)	The Borrower will notify the Bank, within a reasonable time, of any change in the Borrower’s name, address, or employment.

(iv)	The Borrower will not attempt to obtain any Advance if the Borrower knows that the Borrower’s credit privileges under the Credit Line have been terminated or suspended.

(v)	The Borrower will notify the Bank by telephone, telegraph, letter, or any

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Credit Line Agreement

other reasonable means that an unauthorized use of the Credit Line has occurred or may occur as the result of the loss or theft of a credit card or other instrument identifying the Credit Line, within a reasonable time after the Borrower’s discovery of the loss or theft, and will reasonably assist the Bank in determining the facts and circumstances relating to any unauthorized use of the Credit Line.

20)	Account Agreement

Each Loan Party acknowledges and agrees that this Agreement supplements any account agreement(s) between the Loan Party and the Securities Intermediary relating to the Collateral Account and, if applicable, any related account management agreement(s) between the Loan Party and the Securities Intermediary. In the event of a conflict between the terms of this Agreement and any other agreement between the Loan Party and the Securities Intermediary, the terms of this Agreement shall prevail.

21)	Notices

Unless otherwise required by law or by the express terms of this Agreement, all notices to a Loan Party may be oral or in writing, in the Bank’s discretion, and if in writing, may be delivered or mailed by United States mail, by overnight carrier, by telecopy to the address of the Loan Party shown on the records of the Bank or by transmitting to the electronic address of the Loan Party shown on the records of the Bank. Each Loan Party agrees to send notices to the Bank, in writing, at such address as is provided by the Bank from time to time.

22)	Military Lending Act

If you are a covered borrower as defined under the Military Lending Act or you are a dependent of a covered member as defined under the Military Lending Act, the following disclosure is applicable to you:

Federal law provides important protections to members of the Armed Forces and their dependents relating to extensions of consumer credit. In general, the cost of consumer credit to a member of the Armed Forces and his or her dependent may not exceed an annual percentage rate of 36 percent. This rate must include, as applicable to the credit transaction or account: The costs associated with credit insurance premiums; fees for ancillary products sold in connection with the credit transaction; any application fee charged (other than certain application fees for specified credit transactions or accounts); and any participation fee charged (other than certain participation fees for a credit card account).

For important information and disclosures regarding the Military Lending Act you may call 1-800-762-1000.

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Exhibit 10.1

Credit Line Agreement

Interest Rates and Interest Charges

APRs are as of 08/10/2023

Annual Percentage Rate (APR) for Variable Rate Advances

APRs are as of 08/10/2023

These APRs will vary with the market based on SOFR.

10.940% for Approved Amounts of $25,000 to $99,999

10.433% for Approved Amounts of $100,000 to $249,999

9.293% for Approved Amounts of $250,000 to $499,999

8.786% for Approved Amounts of $500,000 to $999,999

8.152% for Approved Amounts of $1,000,000 to $2,499,999

7.899% for Approved Amounts of $2,500,000 to $4,999,999

7.392% for Approved Amounts of $5,000,000 to $9,999,999

7.138% for Approved Amounts of $10,000,000 and over

APR for Fixed Rate Advances

APRs are as of 08/10/2023

These APRs will vary with the market based on CME Term SOFR Rates. However, once a Fixed Rate Advance is taken, the APR on that Advance will not vary.

For Fixed Rate Advances of up to 1 month

11.115% for Approved Amounts of $25,000 to $99,999

10.608% for Approved Amounts of $100,000 to $249,999

9.467% for Approved Amounts of $250,000 to $499,999

8.960% for Approved Amounts of $500,000 to $999,999

8.327% for Approved Amounts of $1,000,000 to $2,499,999

8.073% for Approved Amounts of $2,500,000 to $4,999,999

7.566% for Approved Amounts of $5,000,000 to $9,999,999

7.313% for Approved Amounts of $10,000,000 and over

For Fixed Rate Advances of up to 3 months

11.274% for Approved Amounts of $25,000 to $99,999

10.767% for Approved Amounts of $100,000 to $249,999

9.626% for Approved Amounts of $250,000 to $499,999

9.119% for Approved Amounts of $500,000 to $999,999

8.485% for Approved Amounts of $1,000,000 to $2,499,999

8.232% for Approved Amounts of $2,500,000 to $4,999,999

7.725% for Approved Amounts of $5,000,000 to $9,999,999

7.472% for Approved Amounts of $10,000,000 and over

For Fixed Rate Advances of up to 6 months

11.377% for Approved Amounts of $25,000 to $99,999

Credit Line Agreement

10.870% for Approved Amounts of $100,000 to $249,999

9.730% for Approved Amounts of $250,000 to $499,999

9.223% for Approved Amounts of $500,000 to $999,999

8.589% for Approved Amounts of $1,000,000 to $2,499,999

8.336% for Approved Amounts of $2,500,000 to $4,999,999

7.829% for Approved Amounts of $5,000,000 to $9,999,999

7.575% for Approved Amounts of $10,000,000 and over

These APRs will vary with the market based on U.S. Treasury Rate. However, once a Fixed Rate Advance is taken, the APR on that Advance will not vary.

For Fixed Rate Advances of up to 1 year

11.508% for Approved Amounts of $25,000 to $99,999

11.001% for Approved Amounts of $100,000 to $249,999

9.860% for Approved Amounts of $250,000 to $499,999

9.353% for Approved Amounts of $500,000 to $999,999

8.719% for Approved Amounts of $1,000,000 to $2,499,999

8.466% for Approved Amounts of $2,500,000 to $4,999,999

7.959% for Approved Amounts of $5,000,000 to $9,999,999

7.706% for Approved Amounts of $10,000,000 and over

For Fixed Rate Advances of up to 2 years

10.940% for Approved Amounts of $25,000 to $99,999

10.433% for Approved Amounts of $100,000 to $249,999

9.292% for Approved Amounts of $250,000 to $499,999

8.785% for Approved Amounts of $500,000 to $999,999

8.152% for Approved Amounts of $1,000,000 to $2,499,999

7.898% for Approved Amounts of $2,500,000 to $4,999,999

7.391% for Approved Amounts of $5,000,000 to $9,999,999

7.138% for Approved Amounts of $10,000,000 and over

For Fixed Rate Advances of up to 3 years

10.555% for Approved Amounts of $25,000 to $99,999

10.048% for Approved Amounts of $100,000 to $249,999

8.907% for Approved Amounts of $250,000 to $499,999

8.400% for Approved Amounts of $500,000 to $999,999

7.766% for Approved Amounts of $1,000,000 to $2,499,999

7.513% for Approved Amounts of $2,500,000 to $4,999,999

7.006% for Approved Amounts of $5,000,000 to $9,999,999

6.753% for Approved Amounts of $10,000,000 and over

For Fixed Rate Advances of up to 5 years

10.261% for Approved Amounts of $25,000 to $99,999

Credit Line Agreement

9.754% for Approved Amounts of $100,000 to $249,999

8.613% for Approved Amounts of $250,000 to $499,999

8.106% for Approved Amounts of $500,000 to $999,999

7.472% for Approved Amounts of $1,000,000 to $2,499,999

7.219% for Approved Amounts of $2,500,000 to $4,999,999

6.712% for Approved Amounts of $5,000,000 to $9,999,999

6.458% for Approved Amounts of $10,000,000 and over

For Fixed Rate Advances of up to 7 years

10.311% for Approved Amounts of $25,000 to $99,999

9.804% for Approved Amounts of $100,000 to $249,999

8.664% for Approved Amounts of $250,000 to $499,999

8.157% for Approved Amounts of $500,000 to $999,999

7.523% for Approved Amounts of $1,000,000 to $2,499,999

7.270% for Approved Amounts of $2,500,000 to $4,999,999

6.763% for Approved Amounts of $5,000,000 to $9,999,999

6.509% for Approved Amounts of $10,000,000 and over

For Fixed Rate Advances of up to 10 years

10.342% for Approved Amounts of $25,000 to $99,999

9.835% for Approved Amounts of $100,000 to $249,999

8.694% for Approved Amounts of $250,000 to $499,999

8.187% for Approved Amounts of $500,000 to $999,999

7.553% for Approved Amounts of $1,000,000 to $2,499,999

7.300% for Approved Amounts of $2,500,000 to $4,999,999

6.793% for Approved Amounts of $5,000,000 to $9,999,999

6.540% for Approved Amounts of $10,000,000 and over

Penalty APR for Variable Rate Advances and When It Applies

APRs are as of 08/10/2023

These APRs will vary with the market based on SOFR.

12.968% for Approved Amounts of $25,000 to $99,999

12.461% for Approved Amounts of $100,000 to $249,999

11.321% for Approved Amounts of $250,000 to $499,999

10.814% for Approved Amounts of $500,000 to $999,999

10.180% for Approved Amounts of $1,000,000 to $2,499,999

9.926% for Approved Amounts of $2,500,000 to $4,999,999

9.420% for Approved Amounts of $5,000,000 to $9,999,999

9.166% for Approved Amounts of $10,000,000 and over

These APRs may be applied to your Variable Rate Advances if you make a late payment.

How Long Will the Penalty APR Apply?: If your APRs are increased for this reason, the Penalty APR may apply indefinitely.

Paying Interest	We will begin charging you interest on all transactions on the date of the advance.

Credit Line Agreement

How We Will Calculate Your Balance: We use a method called “daily balance (including new transactions)”. See section 4D of your Credit Line Agreement for more details.

Billing Rights: Information on your rights to dispute transactions and how to exercise those rights is provided in the Credit Line Agreement.

The information in this section, including the tables above and below, is incorporated into the Credit Line Agreement.

In addition to the interest rates and interest charges disclosed above, you may be required to pay fees in the event of prepayment of any Advance.

The following chart provides the annual and daily interest rates that correspond to the APRs provided in the chart above:

APRs are as of 08/10/2023

	APR	Interest Rate	Daily Interest Rate	Penalty APR	Penalty Interest Rate	Penalty Daily Interest Rate
Variable Rate Advances
$25,000 to $99,999 Approved Amount	10.940%	10.790%	0.030%	12.968%	12.790%	0.036%
$100,000 to $249,999 Approved Amount	10.433%	10.290%	0.029%	12.461%	12.290%	0.034%
$250,000 to $499,999 Approved Amount	9.293%	9.165%	0.025%	11.321%	11.165%	0.031%
$500,000 to $999,999 Approved Amount	8.786%	8.665%	0.024%	10.814%	10.665%	0.030%
$1,000,000 to $2,499,999 Approved Amount	8.152%	8.040%	0.022%	10.180%	10.040%	0.028%
$2,500,000 to $4,999,999 Approved Amount	7.899%	7.790%	0.022%	9.926%	9.790%	0.027%
$5,000,000 to $9,999,999 Approved Amount	7.392%	7.290%	0.020%	9.420%	9.290%	0.026%
$10,000,000 and over	7.138%	7.040%	0.020%	9.166%	9.040%	0.025%
Fixed Rate Advances of 1 month or less
$25,000 to $99,999 Approved Amount	11.115%	10.962%	0.030%	N/A	N/A	N/A
$100,000 to $249,999 Approved Amount	10.608%	10.462%	0.029%	N/A	N/A	N/A
$250,000 to $499,999 Approved Amount	9.467%	9.337%	0.026%	N/A	N/A	N/A
$500,000 to $999,999 Approved Amount	8.960%	8.837%	0.025%	N/A	N/A	N/A
$1,000,000 to $2,499,999 Approved Amount	8.327%	8.212%	0.023%	N/A	N/A	N/A
$2,500,000 to $4,999,999 Approved Amount	8.073%	7.962%	0.022%	N/A	N/A	N/A
$5,000,000 to $9,999,999 Approved Amount	7.566%	7.462%	0.021%	N/A	N/A	N/A
$10,000,000 and over	7.313%	7.212%	0.020%	N/A	N/A	N/A

Credit Line Agreement

Fixed Rate Advances of 3 months or less
$25,000 to $99,999 Approved Amount	11.274%	11.119%	0.031%	N/A	N/A	N/A
$100,000 to $249,999 Approved Amount	10.767%	10.619%	0.029%	N/A	N/A	N/A
$250,000 to $499,999 Approved Amount	9.626%	9.494%	0.026%	N/A	N/A	N/A
$500,000 to $999,999 Approved Amount	9.119%	8.994%	0.025%	N/A	N/A	N/A
$1,000,000 to $2,499,999 Approved Amount	8.485%	8.369%	0.023%	N/A	N/A	N/A
$2,500,000 to $4,999,999 Approved Amount	8.232%	8.119%	0.023%	N/A	N/A	N/A
$5,000,000 to $9,999,999 Approved Amount	7.725%	7.619%	0.021%	N/A	N/A	N/A
$10,000,000 and over	7.472%	7.369%	0.020%	N/A	N/A	N/A
Fixed Rate Advances of 6 months or less
$25,000 to $99,999 Approved Amount	11.377%	11.221%	0.031%	N/A	N/A	N/A
$100,000 to $249,999 Approved Amount	10.870%	10.721%	0.030%	N/A	N/A	N/A
$250,000 to $499,999 Approved Amount	9.730%	9.596%	0.027%	N/A	N/A	N/A
$500,000 to $999,999 Approved Amount	9.223%	9.096%	0.025%	N/A	N/A	N/A
$1,000,000 to $2,499,999 Approved Amount	8.589%	8.471%	0.024%	N/A	N/A	N/A
$2,500,000 to $4,999,999 Approved Amount	8.336%	8.221%	0.023%	N/A	N/A	N/A
$5,000,000 to $9,999,999 Approved Amount	7.829%	7.721%	0.021%	N/A	N/A	N/A
$10,000,000 and over	7.575%	7.471%	0.021%	N/A	N/A	N/A
Fixed Rate Advances of 1 year or less
$25,000 to $99,999 Approved Amount	11.508%	11.350%	0.032%	N/A	N/A	N/A
$100,000 to $249,999 Approved Amount	11.001%	10.850%	0.030%	N/A	N/A	N/A
$250,000 to $499,999 Approved Amount	9.860%	9.725%	0.027%	N/A	N/A	N/A
$500,000 to $999,999 Approved Amount	9.353%	9.225%	0.026%	N/A	N/A	N/A
$1,000,000 to $2,499,999 Approved Amount	8.719%	8.600%	0.024%	N/A	N/A	N/A
$2,500,000 to $4,999,999 Approved Amount	8.466%	8.350%	0.023%	N/A	N/A	N/A
$5,000,000 to $9,999,999 Approved Amount	7.959%	7.850%	0.022%	N/A	N/A	N/A
$10,000,000 and over	7.706%	7.600%	0.021%	N/A	N/A	N/A

Credit Line Agreement

Fixed Rate Advances of 2 years or less
$25,000 to $99,999 Approved Amount	10.940%	10.790%	0.030%	N/A	N/A	N/A
$100,000 to $249,999 Approved Amount	10.433%	10.290%	0.029%	N/A	N/A	N/A
$250,000 to $499,999 Approved Amount	9.292%	9.165%	0.025%	N/A	N/A	N/A
$500,000 to $999,999 Approved Amount	8.785%	8.665%	0.024%	N/A	N/A	N/A
$1,000,000 to $2,499,999 Approved Amount	8.152%	8.040%	0.022%	N/A	N/A	N/A
$2,500,000 to $4,999,999 Approved Amount	7.898%	7.790%	0.022%	N/A	N/A	N/A
$5,000,000 to $9,999,999 Approved Amount	7.391%	7.290%	0.020%	N/A	N/A	N/A
$10,000,000 and over	7.138%	7.040%	0.020%	N/A	N/A	N/A
Fixed Rate Advances of 3 years or less
$25,000 to $99,999 Approved Amount	10.555%	10.410%	0.029%	N/A	N/A	N/A
$100,000 to $249,999 Approved Amount	10.048%	9.910%	0.028%	N/A	N/A	N/A
$250,000 to $499,999 Approved Amount	8.907%	8.785%	0.024%	N/A	N/A	N/A
$500,000 to $999,999 Approved Amount	8.400%	8.285%	0.023%	N/A	N/A	N/A
$1,000,000 to $2,499,999 Approved Amount	7.766%	7.660%	0.021%	N/A	N/A	N/A
$2,500,000 to $4,999,999 Approved Amount	7.513%	7.410%	0.021%	N/A	N/A	N/A
$5,000,000 to $9,999,999 Approved Amount	7.006%	6.910%	0.019%	N/A	N/A	N/A
$10,000,000 and over	6.753%	6.660%	0.018%	N/A	N/A	N/A
Fixed Rate Advances of 5 years or less
$25,000 to $99,999 Approved Amount	10.261%	10.120%	0.028%	N/A	N/A	N/A
$100,000 to $249,999 Approved Amount	9.754%	9.620%	0.027%	N/A	N/A	N/A
$250,000 to $499,999 Approved Amount	8.613%	8.495%	0.024%	N/A	N/A	N/A
$500,000 to $999,999 Approved Amount	8.106%	7.995%	0.022%	N/A	N/A	N/A
$1,000,000 to $2,499,999 Approved Amount	7.472%	7.370%	0.020%	N/A	N/A	N/A
$2,500,000 to $4,999,999 Approved Amount	7.219%	7.120%	0.020%	N/A	N/A	N/A
$5,000,000 to $9,999,999 Approved Amount	6.712%	6.620%	0.018%	N/A	N/A	N/A
$10,000,000 and over	6.458%	6.370%	0.018%	N/A	N/A	N/A

Credit Line Agreement

Fixed Rate Advances of 7 years or less
$25,000 to $99,999 Approved Amount	10.311%	10.170%	0.028%	N/A	N/A	N/A
$100,000 to $249,999 Approved Amount	9.804%	9.670%	0.027%	N/A	N/A	N/A
$250,000 to $499,999 Approved Amount	8.664%	8.545%	0.024%	N/A	N/A	N/A
$500,000 to $999,999 Approved Amount	8.157%	8.045%	0.022%	N/A	N/A	N/A
$1,000,000 to $2,499,999 Approved Amount	7.523%	7.420%	0.021%	N/A	N/A	N/A
$2,500,000 to $4,999,999 Approved Amount	7.270%	7.170%	0.020%	N/A	N/A	N/A
$5,000,000 to $9,999,999 Approved Amount	6.763%	6.670%	0.019%	N/A	N/A	N/A
$10,000,000 and over	6.509%	6.420%	0.018%	N/A	N/A	N/A
Fixed Rate Advances of up to 10 years
$25,000 to $99,999 Approved Amount	10.342%	10.200%	0.028%	N/A	N/A	N/A
$100,000 to $249,999 Approved Amount	9.835%	9.700%	0.027%	N/A	N/A	N/A
$250,000 to $499,999 Approved Amount	8.694%	8.575%	0.024%	N/A	N/A	N/A
$500,000 to $999,999 Approved Amount	8.187%	8.075%	0.022%	N/A	N/A	N/A
$1,000,000 to $2,499,999 Approved Amount	7.553%	7.450%	0.021%	N/A	N/A	N/A
$2,500,000 to $4,999,999 Approved Amount	7.300%	7.200%	0.020%	N/A	N/A	N/A
$5,000,000 to $9,999,999 Approved Amount	6.793%	6.700%	0.019%	N/A	N/A	N/A
$10,000,000 and over	6.540%	6.450%	0.018%	N/A	N/A	N/A

Credit Line Agreement

Schedule I to UBS Bank USA Credit Line Agreement

Schedule of Percentage Spreads and Penalty Percentage Spreads over UBS Variable Rate or the UBS Bank USA Fixed Funding Rate, as applicable

Aggregate Approved Amount	Percentage Spread	Penalty Percentage Spread
$25,000 to $99,999	5.500%	7.500%
$100,000 to $249,999	5.000%	7.000%
$250,000 to $499,999	3.875%	5.875%
$500,000 to $999,999	3.375%	5.375%
$1,000,000 to $2,499,999	2.750%	4.750%
$2,500,000 to $4,999,999	2.500%	4.500%
$5,000,000 to $9,999,999	2.000%	4.000%
$10,000,000 and over	1.750%	3.750%

See Section 4 of the Credit Line Agreement for the explanation of the determination of the applicable interest rate

Your Billing Rights: Keep This Document For Future Use

This notice tells you about your rights and our responsibilities under the Fair Credit Billing Act.

What To Do If You Find A Mistake On Your Statement

If you think there is an error on your statement, write to us at:

UBS Bank USA

c/o UBS Financial Services Inc.

1000 Harbor Boulevard, 6th Floor

Weehawken, NJ 07086 - 6761

In your letter, give us the following information:

–	Account information: Your name and account number.
–	Dollar amount: The dollar amount of the suspected error.
–	Description of problem: If you think there is an error on your bill, describe what you believe is wrong and why you believe it is a mistake.

You must contact us:

–	Within 60 days after the error appeared on your statement.
–	At least 3 business days before an automated payment is scheduled, if you want to stop payment on the amount you think is wrong.

You must notify us of any potential errors in writing. You may call us, but if you do we are not required to investigate any potential errors and you may have to pay the amount in question.

What Will Happen After We Receive Your Letter

When we receive your letter, we must do two things:

–	Within 30 days of receiving your letter, we must tell you that we received your letter. We will also tell you if we have already corrected the error.
–	Within 90 days of receiving your letter, we must either correct the error or explain to you why we believe the bill is correct.

While we investigate whether or not there has been an error:

–	We cannot try to collect the amount in question, or report you as delinquent on that amount.
–	The charge in question may remain on your statement, and we may continue to charge you interest on that amount.
–	While you do not have to pay the amount in question, you are responsible for the remainder of your balance.
–	We can apply any unpaid amount against your credit limit.

Credit Line Agreement

After we finish our investigation, one of two things will happen:

–	If we made a mistake: You will not have to pay the amount in question or any interest or other fees related to that amount.
–

If we do not believe there was a mistake: You will have to pay the amount in question, along with applicable interest and fees. We will send you a statement of the amount you owe and the date payment is due. We may then report you as delinquent if you do not pay the amount we think you owe.

If you receive our explanation but still believe your bill is wrong, you must write to us within 10 days telling us that you still refuse to pay. If you do so, we cannot report you as delinquent without also reporting that you are questioning your bill. We must tell you the name of anyone to whom we reported you as delinquent, and we must let those organizations know when the matter has been settled between us.

If we do not follow all of the rules above, you do not have to pay the first $50 of the amount you question even if your bill is correct.

Borrower:	Ouster, Inc.

Credit Line Account:	[***]

Collateral Accounts:	[***]

ADDENDUM TO CREDIT LINE ACCOUNT APPLICATION AND AGREEMENT

This Addendum to Credit Line Account Application and Agreement (this “Addendum”) is attached to, incorporated by reference into and is fully a part of the Credit Line Account Application and Agreement for Organizations and Businesses (the “Credit Line Agreement”), including, without limitation, the Borrower Agreement included therein (the “Borrower Agreement”), by and between UBS Bank USA (the “Bank”) and Ouster, Inc., a Delaware corporation (the “Borrower”), dated as of the date hereof (such Credit Line Agreement, together with the Borrower Agreement, each as may be amended, supplemented or otherwise modified from time to time, are collectively referred to herein as the “Agreement”). Any conflict, inconsistency or ambiguity between (i) the terms of any or all of the Agreement, on the one hand, and this Addendum, on the other hand, or (ii) the terms of this Addendum and the terms of any other document or agreement between the Borrower or any other Pledgor and the Bank (or between the Borrower or any other Pledgor and UBS Financial Services Inc.) relating to the Credit Line or the Collateral Account (including, without limitation, the “Agreements and Disclosures,” the “UBS Client Relationship Agreement” and the “Loan Disclosure Statement” relating to the Collateral Account and all other agreements relating to the establishment, administration and operation of the Collateral Account), shall be resolved in favor of the terms of this Addendum. In all other respects, the terms and provisions of the Agreement remain in full force and effect. Defined terms used herein shall have the respective meanings set forth in the Agreement unless otherwise defined in this Addendum.

1.	The Bank and the Borrower each acknowledge and agree that:

(a)	Section B of the Borrower Agreement is hereby deleted in its entirety and replace with the following:

“B   THE BORROWER UNDERSTANDS AND AGREES THAT ALL ADVANCES ARE SUBJECT TO COLLATERAL MAINTENANCE REQUIREMENTS (COMMONLY KNOWN AS MARGIN REQUIREMENTS).”

(b)	The title of the Credit Line Agreement directly above the preamble is hereby amended and restated as follows:

“Credit Line Agreement – Committed Credit Facility”

(c)	The preamble of the Credit Line Agreement is hereby amended and restated as follows:

“THIS CREDIT LINE AGREEMENT (as it may be amended, supplemented or otherwise modified from time to time, this “Agreement”) is made by and between the party or parties signing as the Borrower on the Application to which this Agreement is attached (together and individually, the “Borrower”) and UBS Bank USA (the “Bank”) and, together with the Application, establishes the terms and conditions that will govern the committed credit facility made available to the Borrower by the Bank. This Agreement becomes effective upon the earlier of (i) written notice from the Bank to the Borrower that the Credit Line (as defined below) has been approved and (ii) the date of the Bank making an initial Advance to the Borrower.”

(d)	Section 1 of the Credit Line Agreement is hereby amended to add the following definitions (which shall be deemed to be inserted in the appropriate alphabetical order therein):

““Commitment Amount” means Forty-Five Million Dollars ($45,000,000.00).

“Eligible Collateral” means Collateral that Bank, in its sole and absolute discretion, shall deem acceptable for inclusion as part of such Eligible Collateral. Without limiting the generality of the foregoing: (a) all Collateral shall be held in one or more Collateral Accounts in order to be considered to be Eligible Collateral; and (b) all Collateral shall be free of any interest, lien, mortgage, encumbrance or security interest in favor of any Person and free of any impediment to transfer (including, without limitation, any defense, counterclaim, setoff, right of recoupment, abatement, or community property right), except for Bank’s rights under this Agreement and the other Loan Documents and the applicable account agreements.

“Maintenance Value” means a dollar amount equal to the sum of the product obtained by multiplying the Value of all Eligible Collateral by the applicable percentage determined by the Bank in its discretion from time to time, in accordance with its standard policies and procedures (the “Margin Percentage”).

“Maturity Date” means August 2, 2025.

“Spread” means one and twenty one-hundredths of one percent (1.20%).

“Term” means the period commencing on the date of this Agreement and ending on the Maturity Date.

“Unencumbered Liquid Assets” means the following types of assets owned solely and directly by Borrower, free and clear of any and all liens, security interests or other encumbrances (other than those in favor of the Bank, and excluding liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution): (i) all cash and cash equivalents, (ii) U.S. Treasuries; and (iii) any other assets acceptable to the Bank in its sole and reasonable discretion.

“Value” means on any date with respect to any Collateral, the value assigned to such Collateral by the Bank, from time to time, in the Bank’s sole and reasonable discretion and based on such information as the Bank may obtain from time to time, including, without limitation, any account reports or statements and similar private and public information sources and/or information received from the Borrower or otherwise obtained by the Bank from time to time.”

(e)	Section 1 of the Credit Line Agreement is hereby amended by deleting the definition of “Approved Amount.”

(f)	Section 2(a) of the Credit Line Agreement is hereby amended and restated as follows:

“a)

Upon the effectiveness of this Agreement and during the Term, the Bank establishes a revolving line of credit (the “Credit Line”) in an amount up to the Commitment Amount. The Bank shall, from time to time upon request of the Borrower, but subject to the terms and conditions of this Agreement, authorize and make one or more Advances to the Borrower. The Bank shall carry each Variable Rate Advance in a Variable Rate Account and shall carry each Fixed Rate Advance in a Fixed Rate Account, but all Advances will constitute extensions of credit pursuant to a single Credit Line.”

(g)	Section 2(b) of the Credit Line Agreement is hereby amended and restated as follows:

“b)	THE BORROWER AND EACH OTHER LOAN PARTY UNDERSTANDS AND AGREES THAT ALL ADVANCES ARE SUBJECT TO COLLATERAL MAINTENANCE REQUIREMENTS AND OTHER TERMS AND CONDITIONS AS SET FORTH HEREIN.”

(h)	Section 2(g) of the Credit Line Agreement is hereby amended and restated as follows:

“g)	[Intentionally Omitted].”

(i)	The last sentence of Section 3(a) of the Credit Line Agreement is hereby deleted in its entirety and replaced with the following language:

“The Borrower acknowledges and agrees that the Bank will not make any Advance to the Borrower unless the applicable conditions set forth in Section 3(d) and Section 3(e) have been satisfied in the Bank’s sole and reasonable discretion.”

(j)	Section 3(c) of the Credit Line Agreement is hereby amended and restated as follows:

“(c)

Unless otherwise agreed in writing by the Bank: (i) the initial Advance must be in an amount of at least $100,000; (ii) subject to clause (i) of this Section 3(c), each Fixed Rate Advance must be in an amount of at least $25,000 or such other amount as the Bank may determine from time to time; and (iii) subject to clause (i) of this Section 3(c), each Variable Rate Advance taken by wire transfer must be in an amount of at least $2,500.”

(k)	Section 3 of the Credit Line Agreement is hereby amended to add new paragraphs (d) and (e) immediately following clause (c) thereof as follows:

“(d)

The Borrower and the other Loan Parties acknowledge and agree that the Bank will not make the initial Advance hereunder unless the following conditions precedent have been satisfied in a manner satisfactory to the Bank or waived by the Bank, each in its sole and reasonable discretion:

(i)

each of this Agreement, any Guaranty Agreement entered into in connection with this Agreement and any and all other documents, and agreements entered into in connection with this Agreement (including, without limitation, any and all forms and documents required by the Bank with respect to Rule 144 of the Securities Act of 1933, as amended) have been duly executed and delivered by the appropriate parties;

(ii)

the Bank has received evidence that the Collateral Account has been established, that the Collateral deposited in the Collateral Account is satisfactory to the Bank in its discretion and that the Value of the Collateral is sufficient to establish a Maintenance Value greater than or equal to the requested initial Advance;

(iii)

the Bank has received a copy of the current unaudited financial statements of the Borrower and of each other Loan Party, signed by the Borrower and any such other Loan Party, which financial statements shall include a balance sheet and statement of contingent liabilities for the period covered by such financial statements;

(iv)

the Bank has received evidence that all filings, registrations and recordings have been made in the appropriate governmental offices and all other action has been taken, which shall be necessary to create in favor of the Bank a perfected first priority security interest in the Collateral, and, if applicable, evidence of the filing of UCC financing statements, in each case, in the appropriate jurisdiction(s);

(v)

the Bank has received evidence that no liens, charges, security interests or other encumbrances exist with respect to any of the Collateral, including the results of searches conducted in the UCC filing records in the appropriate jurisdiction(s);

(vi)

the Bank has received evidence, including confirmation that there are no restrictions on the pledge of the any of the Collateral the Bank, nor on any transfer or sale of any of the Collateral by the Bank in connection with the exercise of its rights and remedies hereunder, whether under any applicable securities laws or regulations, pursuant to any shareholder agreement, lock-up agreement or other similar agreement, or under any policy or procedure of any issuer of the Collateral;

(vii)

the Bank has received reimbursement from the Borrower in full for any and all closing costs incurred by the Bank in connection with the negotiation and execution of this Agreement and the other documents and agreements entered into in connection herewith and consummation of the transactions contemplated thereby and thereby, including, without limitation, all legal fees and costs incurred by the Bank; and

(viii)

the Bank has received such other documents, certificates and other items as the Bank may request, has completed all due diligence to its satisfaction and has obtained all necessary credit approvals, each in its discretion.

(e)

The Borrower and each of the other Loan Parties acknowledge and agree that the Bank will not make any Advance or renew any Interest Period, unless on the date of each such Advance or renewal, the following conditions have been satisfied in a manner satisfactory to the Bank or waived by the Bank, each in its sole and reasonable discretion:

(i)

the Bank is satisfied that the amount of the outstanding Credit Line Obligations will not exceed the lesser of (a) the Commitment Amount and (b) the Maintenance Value, immediately after giving effect to the requested Advance or renewal of such Interest Period;

(ii)

the representations and warranties contained in this Agreement shall be true and correct on and as of the date of such Advance or renewal of such Interest Period (and each request for an Advance or a renewal of an Interest Period shall constitute a representation and warranty by each Loan Party that on the date of making such Advance or renewal, such representations and warranties are true);

(iii)

no event has occurred or is continuing or would result from the making of such Advance or the renewal of such Interest Period that would constitute an Event or an event, act or condition which, with the passage of time or notice, or both, would constitute an Event; and

(iv)

the Bank is satisfied that none of the Collateral is subject to any lien, pledge, security interest, claim or restriction on transfer applicable to the Bank or any transferee of the Bank, whether imposed by law or by agreement.”

(l)	The title of Section 4 of the Credit Line Agreement is hereby amended and restated as follows:

“4)	Interest and Fees”

(m)	Section 4(a) of the Credit Line Agreement is hereby amended and restated as follows:

“(a)

Each Fixed Rate Advance will bear interest at a fixed interest rate that is specified in the related Advance Advice. The interest rate is equal to the sum of (i) the UBS Bank USA Fixed Funding Rate plus (ii) the Spread.

Prior to the date of the Advance, the interest rate will change if the UBS Bank USA Fixed Funding Rate changes, and may increase. The interest rate is calculated and may change every day. If the interest rate increases, the required payments will increase. The interest rate, and required payments will be determined for a particular Fixed Rate Advance on the date of that Advance.

The rates described in this subsection (a) will apply unless the penalty rate is applicable under subsection (c).”

(n)	Section 4(b) of the Credit Line Agreement is hereby amended and restated as follows:

“(b)

Each Variable Rate Advance will bear interest at a variable interest rate. The interest rate is equal to the sum of (i) the UBS Variable Rate plus (ii) the Spread. The rate of interest payable on Variable Rate Advances is subject to change without notice in accordance with fluctuations in SOFR Average. On each day that SOFR Average changes or the Spread changes, the interest rate on all Variable Rate Advances will change accordingly.

The interest rate will change if SOFR Average changes, and may increase. It may change every day. If the interest rate increases, the required payments will increase.

The rates described in this subsection (b) will apply unless the penalty rate is applicable under subsection (c).”

(o)	Section 4(c) of the Credit Line Agreement is hereby amended and restated as follows:

“(c)

The interest rate and daily interest rate may also vary on each Advance in the event of a default. Any amounts due and not paid on any Advance following an Event, as defined in Section 11 below, will bear interest from the day following the Event until fully paid at the following penalty rates. If the penalty rate is triggered, the amount of interest and the payment amounts will increase. The penalty interest rate is equal to:

(i)	For Variable Rate Advances, the sum of (i) the UBS Variable Rate (on each day) plus (ii) the Spread plus (iii) two percent (2.00%).

The penalty rate of interest payable on Variable Rate Advances is subject to change without notice in accordance with fluctuations in SOFR Average. On each day that SOFR Average changes, the penalty interest rate on all Variable Rate Advances will change accordingly.

For Variable Rate Advances, the interest rate will change if SOFR Average changes, and may increase. It may change every day. If the interest rate increases, the required payments will increase.

Advance notice of the imposition of a penalty rate will be provided to the extent required by applicable law.

(ii)	Fixed Rate Advances due and not paid following an Event will be automatically converted to a Variable Rate Advance and shall be subject to the penalty interest specified in clause (i), above.”

(p)	Section 4 of the Credit Line Agreement is hereby amended by adding a new clause (e) immediately following clause (d) thereof as follows:

“(e)

The Borrower shall pay, or shall cause to be paid, an unused line fee in an amount equal to (i) the Commitment Amount less the average daily balance of the sum of the principal amount of the Obligations outstanding during the preceding calendar quarter, multiplied by (ii) one half of one percent (0.50%) per annum, payable quarterly in arrears on the last day of each calendar quarter.”

(q)	Section 5(a) of the Credit Line Agreement is hereby amended and restated as follows:

“(a)

Each Fixed Rate Advance will be due and payable in full on the earlier of the Maturity Date and the last day of the applicable Interest Period, if, in each case, not earlier due as a result of the occurrence of an Event. Any Fixed Rate Advance that is not earlier due as a result of the occurrence of an Event and that is not paid in full or renewed as another Fixed Rate Advance on or before the last day of its Interest Period, will be automatically renewed on that date as a U.S. dollar denominated, Variable Rate Advance in an amount (based, in the case of any conversion of a non-U.S. dollar denominated Fixed Rate Advance, upon the applicable, spot currency exchange rate as of the Maturity Date, as determined by the Bank) equal to the unpaid principal balance of the Fixed Rate Advance plus any accrued but unpaid interest on the Fixed Rate Advance, which Variable Rate Advance will then accrue additional interest at a variable rate as provided in this Agreement.”

(r)	Section 5(b) of the Credit Line Agreement is hereby amended and restated as follows:

“(b)	Each Variable Rate Advance will be due and payable in full on the Maturity Date, if not earlier due as the result of the occurrence of an Event.”

(s)	Section 5(c) of the Credit Line Agreement is hereby amended and restated as follows

“(c)

The Borrower promises to pay the outstanding principal amount of each Advance, together with all accrued but unpaid interest on each Advance, any and all fees or other charges payable in connection with each Advance, on the date the principal amount becomes due (whether by reason of the Maturity Date, by reason of acceleration or otherwise). The Borrower further promises to pay interest in respect of the unpaid principal balance of each Advance from the date the Advance is made until it is paid in full. All interest will be computed on the basis of the number of days elapsed and a three hundred sixty (360) day year. Interest on each Advance and, subject to the further provisions of this Agreement, will be payable in arrears as follows:

(i)

for each Fixed Rate Advance - on the last day of the Interest Period (or if the Interest Period is one month or longer, on the last day of each month following the date of the Advance) and on each date that all or any portion of the principal amount of the Fixed Rate Advance becomes due or is paid, including, without limitation, on the Maturity Date; and

(ii)

for each Variable Rate Advance - on the last day of each calendar month, and on each date that all or any portion of the principal amount of the Variable Rate Advance becomes due or is paid, including, without limitation, on the Maturity Date.”

(t)	Section 9(c) of the Credit Line Agreement is hereby amended and restated as follows:

“(c)

The Borrower (and, if applicable, any other Pledgor on the Collateral Account) shall maintain in a Collateral Account, at all times, Eligible Collateral having an aggregate Value sufficient to cause the amount of the outstanding Credit Line Obligations to be equal to or less than the Maintenance Value (the “Collateral Maintenance Requirement”).”

(u)	Section 9(g) of the Credit Line Agreement is hereby amended and restated as follows:

“(g)

If the Collateral Account permits cash withdrawals in the form of check writing, access card charges, bill payment and/ or electronic funds transfer services (for example, Resource Management Account®, Business Services Account BSA®, Basic Investment Accounts and certain accounts enrolled in UBS Financial Services Inc. Investment Solutions programs), the Borrower (and, if applicable, any other Pledgor on the Collateral Account) shall be entitled to withdraw cash amounts from the Collateral Account up to the amount of the “Withdrawal Limit.” The “Withdrawal Limit” shall, subject to the provisions of this Section 9(g), on any date of determination be equal to the amount, if any, that the aggregate Value of the Eligible Collateral exceeds the Value of the Eligible Collateral that is determined by the Bank in its discretion to be necessary to be held in the Collateral Account so as to cause the Borrower (and, if applicable, any other Pledgor on the Collateral Account) to be in compliance with the Collateral Maintenance Requirement. For greater certainty, the Withdrawal Limit shall be (i) reduced on an ongoing basis so that the aggregate Value of the Eligible Collateral remaining in the Collateral Account following any applicable withdrawal shall not be less than the Value of the Collateral to be held in the Collateral Account in order to satisfy the Collateral Maintenance Requirement and (ii) shall be deemed to be zero dollars ($0.00) at all times during the occurrence and continuance an Event and for the duration of any cure periods provided in Section 11(a).”

(v)	Section 9(h) of the Credit Line Agreement is hereby amended and restated as follows:

“(h)

In addition to the Bank’s security interest, the Borrower (and, if applicable, any other Pledgor on the Collateral Account) agrees that the Bank will, upon the occurrence and during the continuance of an Event, have a right to set off any or all of the Obligations at or after the time at which they become due, whether at the Maturity Date, by acceleration or otherwise, against all securities, cash, deposits or other property in the possession of or at any time in any account maintained with the Bank or any of its affiliates by or for the benefit of the Borrower or such Pledgor, whether carried individually or jointly with others and regardless of the currency in which denominated. This right is in addition to, and not in limitation of, any right the Bank may have at law or otherwise.”

(w)	Section 9(i) of the Credit Line Agreement is hereby amended and restated as follows:

“(i)

The Bank reserves the right to disapprove any Collateral as Eligible Collateral and to require the Borrower at any time to deposit into the Borrower’s Collateral Account additional Eligible Collateral in such amount as the Bank requests or to substitute new or additional Eligible Collateral for any Collateral that has previously been deposited in the Collateral Account, to the extent required to comply with the Collateral Maintenance Requirement.”

(x)	Section 11(a)(ii) of the Credit Line Agreement is hereby amended and restated as follows:

“(ii)

the amount of the outstanding Obligations exceeds the Maintenance Value and the Borrower and any other Loan Party fails to within five (5) calendar days of the occurrence thereof, (1) reduce the amount of the outstanding Obligations, (2) deposit Eligible Collateral in one or more Collateral Accounts satisfactory to the Bank in its sole and absolute discretion and with sufficient lending Value, or (3) do a combination of the foregoing clauses (1) and (2), in any such case, so as to cause the amount of the outstanding Obligations to be equal to or less than the Maintenance Value;”

(y)	Section 11(a)(iii) of the Credit Line Agreement is hereby amended and restated as follows:

“(iii)

any Guarantor fails to maintain collateral as required by the Bank under its Guaranty Agreement or denies or attempts to terminate or challenge the validity of any such Guaranty Agreement in each case, as applicable; or the Borrower or any other Loan Party breaches or fails to perform any other covenant, agreement, term or condition that is applicable to it under this Agreement or any related document or agreement or any representation or other statement of any Loan Party in this Agreement or in any related document or agreement is incorrect in any material respect when made;”

(z)	Section 11(a)(ix) of the Credit Line Agreement is hereby amended and restated as follows:

“(ix)

any indebtedness of the Borrower or any other Loan Party in respect of borrowed money (including indebtedness guaranteed by the Borrower or any other Loan Party) in an amount individually or in the aggregate in excess of $1,000,000, or in respect of any swap, forward, cap, floor, collar, option or other derivative transaction, repurchase or similar transaction or any combination of these transactions is not paid when due, or any event or condition causes such indebtedness to become, or permits the holder to declare such indebtedness to be, due and payable prior to its stated maturity, provided, however, if and for so long as the Borrower shall have outstanding with the Bank, simultaneously with the Credit Line hereunder, an additional “purpose” or “non-purpose” loan (as such terms are used under Federal Reserve Regulation U) , as the case may be, such that the Borrower shall simultaneously have outstanding both a “purpose” and “non-purpose” loan with the Bank, the term “indebtedness” shall not include any such other “purpose” or “non-purpose” loan, as the case may be;”

(aa)	Section 11(a)(xi) of the Credit Line Agreement is hereby amended and restated as follows:

“(ix)

any legal proceeding is instituted or any other event occurs or condition exists that in the Bank’s sole and reasonable judgment calls into question (A) the validity or binding effect of this Agreement or any related agreement, or any of the Borrower’s (or any other Loan Party’s) obligations under this Agreement or under any related agreement, or (B) the ability of the Borrower (or any Loan Party) to perform its obligations under this Agreement or under any related agreement; or”

(bb)	Section 11(a)(xii) of the Credit Line Agreement is hereby amended and restated as follows:

“(xii)	[Intentionally Omitted]”

(cc)	Section 11(b) of the Credit Line Agreement is hereby amended and restated as follows:

“b)	[Intentionally Omitted]”

(dd)

Section 12 of the Credit Line Agreement is hereby amended by deleting the word “and” at the end of clause (t), replacing the period at the end of clause (u) with a semi-colon and inserting the following new clause (v) immediately succeeding clause (u) thereof.”

“(v)	The Loan Parties shall, at all times, maintain in the Collateral Account, Unencumbered Liquid Assets of not less than Fifty-Two Million Dollars ($52,000,000.00).”

(ee)	The first clause of Section 12 of the Credit Line Agreement is hereby amended and restated as follows:

“During the term of this Agreement, the Borrower and each other Loan Party (if applicable) makes the following representations, warranties and covenants to the Bank (and the Borrower shall be deemed to have repeated each representation and warranty each time the Borrower requests an Advance):”

(ff)	The first three sentences of Section 16 of the Credit Line Agreement are hereby amended and restated as follows:

“Subject to any change, after the date of this Agreement, in any United States federal, state or municipal laws or any foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, including the Bank, of or under any United States federal, state or municipal laws or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof (collectively, a “Regulatory Change”) which Regulatory Change would have the effect of requiring the Bank to amend a provision of this Agreement in order to comply with such Regulatory Change (in which case the Bank may amend this Agreement unilaterally upon at least five (5) Business Days’ prior written notice to Borrower to comply with any such Regulatory Change), this Agreement may be amended only by written agreement among all of the parties hereto.”

(gg)	All references to “Approved Amount” in the Agreement are hereby replaced by the words “Commitment Amount”.

(hh)	The Schedule entitled “Interest Rates and Interest Charges” on pages 20 to 25, inclusive, of the Credit Line Agreement is hereby and restated as follows:

“[INTENTIONALLY OMITTED]”

(ii)	Schedule I of the Credit Line Agreement is hereby and restated as follows:

“[INTENTIONALLY OMITTED]”

2.	The provisions of Sections 13 through 21 of the Agreement, inclusive, shall apply mutatis mutandis to this Addendum in all respects.

3.

This Addendum shall not become effective and binding upon the Bank until this Addendum has been executed and delivered by the Borrower and accepted by the Bank at its home office and executed by UBS Financial Services Inc.

4.	This Addendum may be signed in multiple original counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature page follows]

Credit Line Agreement

IN WITNESS WHEREOF, each of the parties has signed this Addendum pursuant to due and proper authority as of the date set forth below.

BORROWER:

OUSTER, INC.

By:/s/ Angus Charles Pacala
Name: Angus Charles Pacala
Title: CEO

By: /s/ Mark Bowers Weinswig
Name: Mark Bowers Weinswig
Title: CFO

By: /s/ Megan MeYoung Chung
Name: Megan MeYoung Chung
Title: Officer

BANK:

UBS BANK USA

By: /s/ Alexandra Lloyd
Name: Alexandra Lloyd
Title: Executive Director

By: /s/ Jennifer Miara
Name: Jennifer Miara
Title: Executive Director

Acknowledged and agreed:

Date: October 25, 2023.

UBS FINANCIAL SERVICES INC.

By: /s/ Walter Dziedzic
Name: Walter Dziedzic
Title: Associate Director

By: /s/ Michael Press
Name: Michael Press
Title: Executive Director